                                                                    Exhibit 99.2

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA OF THE COMPANY

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

                      STATEMENTS OF CONSOLIDATED OPERATIONS

                                                                                             YEAR ENDED DECEMBER 31,
                                                                                   ------------------------------------------
                                                                                       2001           2002           2003
                                                                                   ------------   ------------   ------------
                                                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
REVENUES .......................................................................   $  7,148,046   $  6,437,505   $  7,789,681
                                                                                   ------------   ------------   ------------
EXPENSES:
  Fuel and cost of gas sold ....................................................      3,781,199      2,953,871      4,297,914
  Operation and maintenance ....................................................      1,374,145      1,242,472      1,334,271
  Depreciation and amortization ................................................        509,061        457,608        465,571
  Taxes other than income taxes ................................................        421,786        343,811        336,512
                                                                                   ------------   ------------   ------------
   Total .......................................................................      6,086,191      4,997,762      6,434,268
                                                                                   ------------   ------------   ------------
OPERATING INCOME ...............................................................      1,061,855      1,439,743      1,355,413
                                                                                   ------------   ------------   ------------
OTHER INCOME (EXPENSE):
  Gain (loss) on Time Warner investment ........................................        (70,215)      (499,704)       105,820
  Gain (loss) on indexed debt securities .......................................         58,033        480,027        (96,473)
  Interest expense and distribution on trust preferred securities ..............       (541,879)      (711,812)      (741,087)
  Other, net ...................................................................         50,080         45,955         (9,838)
                                                                                   ------------   ------------   ------------
   Total .......................................................................       (503,981)      (685,534)      (741,578)
                                                                                   ------------   ------------   ------------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, CUMULATIVE EFFECT
  OF ACCOUNTING CHANGE AND PREFERRED DIVIDENDS .................................        557,874        754,209        613,835
Income Tax Expense .............................................................       (201,253)      (272,246)      (205,064)
                                                                                   ------------   ------------   ------------
INCOME FROM CONTINUING OPERATIONS BEFORE CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE AND PREFERRED DIVIDENDS ...............................................        356,621        481,963        408,771
DISCONTINUED OPERATIONS:
  Income from Reliant Resources, net of tax ....................................        557,451         99,465             --
  Income (loss) from Other Operations, net of tax ..............................        (52,453)           246         (2,674)
  Income (loss) from Texas Genco, net of tax ...................................        142,757       (113,136)       138,658
  Minority interest on income from Reliant Resources ...........................        (82,373)       (17,308)            --
  Minority interest on income from Texas Genco .................................             --             --        (47,646)
  Loss on disposal of Reliant Resources ........................................             --     (4,371,464)            --
  Loss on disposal of Other Operations, net of tax .............................             --             --        (13,442)
                                                                                   ------------   ------------   ------------
   Total .......................................................................        565,382     (4,402,197)        74,896
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX .............................         58,556             --             --
                                                                                   ------------   ------------   ------------
INCOME (LOSS) BEFORE PREFERRED DIVIDENDS .......................................        980,559     (3,920,234)       483,667
PREFERRED DIVIDENDS ............................................................            858             --             --
                                                                                   ------------   ------------   ------------
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS ..........................   $    979,701   $ (3,920,234)  $    483,667
                                                                                   ============   ============   ============
BASIC EARNINGS PER SHARE:
  Income from Continuing Operations Before Cumulative Effect of
   Accounting Change ...........................................................   $       1.23   $       1.62   $       1.35
  Income (Loss) from Discontinued Operations ...................................           1.95         (14.78)          0.24
  Cumulative Effect of Accounting Change, net of tax ...........................           0.20             --             --
                                                                                   ------------   ------------   ------------
  Net Income (Loss) Attributable to Common Shareholders ........................   $       3.38   $     (13.16)  $       1.59
                                                                                   ============   ============   ============
DILUTED EARNINGS PER SHARE:
  Income from Continuing Operations Before Cumulative Effect of
   Accounting Change ...........................................................   $       1.22   $       1.61   $       1.34
  Income (Loss) from Discontinued Operations ...................................           1.93         (14.69)          0.24
  Cumulative Effect of Accounting Change, net of tax ...........................           0.20             --             --
                                                                                   ------------   ------------   ------------
  Net Income (Loss) Attributable to Common Shareholders ........................   $       3.35   $     (13.08)  $       1.58
                                                                                   ============   ============   ============

          See Notes to the Company's Consolidated Financial Statements

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

                 STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME

                                                                                              YEAR ENDED DECEMBER 31,
                                                                                     ------------------------------------------
                                                                                        2001            2002            2003
                                                                                     ----------      ----------      ----------
                                                                                             (IN THOUSANDS OF DOLLARS)
Net income (loss) attributable to common shareholders ..........................     $  979,701      $(3,920,234)    $  483,667
                                                                                     ----------      -----------     ----------
Other comprehensive income (loss), net of tax:
  Minimum pension liability adjustment (net of tax of $6,873, $223,060 and
   $25,467) ....................................................................         12,764         (414,254)        47,296
  Cumulative effect of adoption of SFAS No. 133 (net of tax of $20,511) ........         38,092               --             --
  Net deferred gain (loss) from cash flow hedges (net of tax of $23,794,
   $25,192 and $15,405) ........................................................        (15,549)         (69,615)        21,973
  Reclassification of deferred loss (gain) from cash flow hedges realized
   in net income (net of tax of $18,978, $13,539 and $3,588) ...................        (59,055)          39,705          9,015
  Other comprehensive income (loss) from discontinued operations (net of
   tax of $84,576, $86,787 and $366) ...........................................       (157,069)         161,176            680
                                                                                     ----------      -----------     ----------
Other comprehensive income (loss) ..............................................       (180,817)        (282,988)        78,964
                                                                                     ----------      -----------     ----------
Comprehensive income (loss) ....................................................     $  798,884      $(4,203,222)    $  562,631
                                                                                     ==========      ===========     ==========

          See Notes to the Company's Consolidated Financial Statements

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                                        DECEMBER 31,        DECEMBER 31,
                                                                                            2002               2003
                                                                                      ---------------     ---------------
                                                                                                (IN THOUSANDS)
                                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................................................   $       303,704     $        86,922
  Investment in Time Warner common stock...........................................           283,486             389,302
  Accounts receivable, net.........................................................           621,335             566,260
  Accrued unbilled revenues........................................................           354,497             395,351
  Inventory........................................................................           195,648             243,235
  Non-trading derivative assets....................................................            27,275              45,897
  Taxes receivable.................................................................            67,659             228,746
  Current assets of discontinued operations........................................           273,740             301,765
  Prepaid expense and other current assets.........................................            67,115              99,153
                                                                                      ---------------     ---------------
   Total current assets............................................................         2,194,459           2,356,631
                                                                                      ---------------     ---------------
PROPERTY, PLANT AND EQUIPMENT, NET.................................................         8,019,585           8,084,924
                                                                                      ---------------     ---------------
OTHER ASSETS:
  Goodwill, net....................................................................         1,740,510           1,740,510
  Other intangibles, net...........................................................            59,791              59,111
  Regulatory assets................................................................         4,000,646           4,930,793
  Non-trading derivative assets....................................................             3,866              11,273
  Non-current assets of discontinued operations....................................         4,320,069           3,942,296
  Other............................................................................           295,784             335,552
                                                                                      ---------------     ---------------
   Total other assets..............................................................        10,420,666          11,019,535
                                                                                      ---------------     ---------------
    TOTAL ASSETS...................................................................   $    20,634,710     $    21,461,090
                                                                                      ===============     ===============

                             LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings............................................................   $       347,002     $        63,135
  Current portion of long-term debt................................................           808,796             160,792
  Indexed debt securities derivative...............................................           224,881             321,352
  Accounts payable.................................................................           528,568             588,883
  Taxes accrued....................................................................           149,799             154,916
  Interest accrued.................................................................           197,086             164,521
  Non-trading derivative liabilities...............................................            26,387               8,036
  Regulatory liabilities...........................................................           168,173             186,239
  Accumulated deferred income taxes, net...........................................           285,214             345,870
  Deferred revenues................................................................               219               1,887
  Current liabilities of discontinued operations...................................           362,518             332,125
  Other............................................................................           271,616             274,505
                                                                                      ---------------     ---------------
   Total current liabilities.......................................................         3,370,259           2,602,261
                                                                                      ---------------     ---------------
OTHER LIABILITIES:
  Accumulated deferred income taxes, net...........................................         1,631,887           2,166,032
  Unamortized investment tax credits...............................................            59,468              61,197
  Non-trading derivative liabilities...............................................               873               3,330
  Benefit obligations..............................................................           816,400             818,061
  Regulatory liabilities...........................................................           959,421           1,358,030
  Non-current liabilities of discontinued operations...............................         1,354,240           1,277,760
  Other............................................................................         1,127,053             457,255
                                                                                      ---------------     ---------------
   Total other liabilities.........................................................         5,949,342           6,141,665
                                                                                      ---------------     ---------------
LONG-TERM DEBT.....................................................................         9,187,019          10,777,934
COMMITMENTS AND CONTINGENCIES (NOTES 1 AND 12)
MINORITY INTEREST IN DISCONTINUED OPERATIONS.......................................                --             178,673
                                                                                      ---------------     ---------------
COMPANY OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY
  TRUSTS HOLDING SOLELY JUNIOR SUBORDINATED DEBENTURES OF THE COMPANY..............           706,140                  --
                                                                                      ---------------     ---------------
SHAREHOLDERS' EQUITY...............................................................         1,421,950           1,760,557
                                                                                      ---------------     ---------------
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY......................................   $    20,634,710     $    21,461,090
                                                                                      ===============     ===============

          See Notes to the Company's Consolidated Financial Statements

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

                      STATEMENTS OF CONSOLIDATED CASH FLOWS

                                                                                            YEAR ENDED DECEMBER 31,
                                                                                -----------------------------------------------
                                                                                     2001             2002            2003
                                                                                --------------   --------------    ------------
                                                                                                 (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss) attributable to common shareholders......................   $      979,701   $   (3,920,234)   $    483,667
  Discontinued operations....................................................         (565,382)       4,402,197         (74,896)
                                                                                --------------   --------------    ------------
  Income from continuing operations and cumulative effect of accounting
   change, less preferred dividends..........................................          414,319          481,963         408,771
  Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
   Depreciation and amortization.............................................          509,061          457,608         465,571
   Deferred income taxes.....................................................          (59,097)         346,777         508,749
   Amortization of deferred financing costs..................................           16,051          112,835         140,638
   Investment tax credit.....................................................           (5,248)          (5,225)         (7,431)
   Cumulative effect of accounting change, net...............................          (58,556)              --              --
   Unrealized loss (gain) on Time Warner investment..........................           70,215          499,704        (105,820)
   Unrealized gain (loss) on indexed debt securities.........................          (58,033)        (480,027)         96,473
   Changes in other assets and liabilities:
    Accounts receivable and unbilled revenues, net...........................        1,143,896         (217,965)       (109,861)
    Inventory................................................................              934           29,741         (47,587)
    Taxes receivable.........................................................          130,878          (67,659)       (161,087)
    Accounts payable.........................................................       (1,035,813)         134,442          77,319
    Fuel cost over (under) recovery/surcharge................................          422,672          250,191          25,420
    Interest and taxes accrued...............................................           78,456           72,620          37,381
    Net regulatory assets and liabilities....................................          (46,371)      (1,062,130)       (772,604)
    Non-trading derivatives, net.............................................           14,781         (144,478)          2,913
    Other current assets.....................................................          (16,082)         (38,130)        (37,100)
    Other current liabilities................................................          (63,439)         (63,813)        (23,638)
    Other assets.............................................................           96,405          (87,721)         29,048
    Other liabilities........................................................         (101,757)         200,053          84,169
   Other, net................................................................           63,388           36,434          38,547
                                                                                --------------   --------------    ------------
     Net cash provided by operating activities...............................        1,516,660          455,220         649,871
                                                                                --------------   --------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.......................................................         (801,734)        (566,162)       (496,392)
  Proceeds from sale of Time Warner investment...............................               --           43,419              --
  Other, net.................................................................           (1,672)           9,442          (8,037)
                                                                                --------------   --------------    ------------
     Net cash used in investing activities...................................         (803,406)        (513,301)       (504,429)
                                                                                --------------   --------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in short-term borrowings, net..........................       (1,356,162)         668,386        (284,000)
  Long-term revolving credit facility, net...................................               --               --      (2,400,500)
  Proceeds from long-term debt...............................................        1,296,779        1,320,723       3,796,529
  Payments of long-term debt.................................................         (632,116)        (696,218)     (1,210,548)
  Debt issuance costs........................................................          (10,608)        (196,830)       (239,978)
  Payment of common stock dividends..........................................         (433,918)        (324,682)       (122,206)
  Proceeds from issuance of common stock, net................................          100,430           12,994           9,349
  Redemption of preferred stock..............................................          (10,227)              --              --
  Increase in restricted cash related to securitization financing............           (6,775)              --              --
  Redemption of indexed debt securities......................................               --          (45,085)             --
  Other, net.................................................................            8,878          (16,525)         17,079
                                                                                --------------   --------------    ------------
     Net cash provided by (used in) financing activities.....................       (1,043,719)         722,763        (434,275)
                                                                                --------------   --------------    ------------
NET CASH PROVIDED BY (USED IN) DISCONTINUED OPERATIONS.......................          265,206         (378,586)         72,051
                                                                                --------------   --------------    ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.........................          (65,259)         286,096        (216,782)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR...............................           82,867           17,608         303,704
                                                                                --------------   --------------    ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR.....................................   $       17,608   $      303,704    $     86,922
                                                                                ==============   ==============    ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash Payments:
   Interest..................................................................   $      517,460   $      632,987    $    762,613
   Income taxes (refunds)....................................................           65,268          (20,228)       (261,538)

          See Notes to the Company's Consolidated Financial Statements

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

                 STATEMENTS OF CONSOLIDATED SHAREHOLDERS' EQUITY

                                                                 2001                   2002                    2003
                                                         --------------------   ---------------------   ----------------------
                                                         SHARES      AMOUNT     SHARES      AMOUNT      SHARES       AMOUNT
                                                         -------   ----------   -------   -----------   -------   ------------
                                                                         (IN THOUSANDS OF DOLLARS AND SHARES)
PREFERENCE STOCK, NONE OUTSTANDING....................        --   $       --        --   $        --        --   $         --
CUMULATIVE PREFERRED STOCK, $0.01 PAR VALUE;
  AUTHORIZED 20,000,000 SHARES
  Balance, beginning of year..........................        97        9,740        --            --        --             --
  Redemption of preferred stock.......................       (97)      (9,740)       --            --        --             --
                                                         -------   ----------   -------   -----------   -------   ------------
  Balance, end of year................................        --           --        --            --        --             --
                                                         -------   ----------   -------   -----------   -------   ------------
COMMON STOCK, $0.01 PAR VALUE; AUTHORIZED
  1,000,000,000 SHARES
  Balance, beginning of year..........................   299,914        2,999   302,944         3,029   305,017          3,050
  Issuances related to benefit and investment plans...     3,030           30     2,073            21     1,280             13
                                                         -------   ----------   -------   -----------   -------   ------------
  Balance, end of year................................   302,944        3,029   305,017         3,050   306,297          3,063
                                                         -------   ----------   -------   -----------   -------   ------------
ADDITIONAL PAID-IN-CAPITAL
  Balance, beginning of year..........................        --    3,254,191        --     3,894,272        --      3,046,043
  Issuances related to benefit and investment plans...        --      130,630        --        11,866        --        (31,364)
  Gain (loss) on issuance of subsidiaries' stock......        --      509,499        --       (12,835)       --             --
  Distribution of Reliant Resources...................        --           --        --      (847,200)       --             --
  Distribution of Texas Genco.........................        --           --        --            --        --       (146,263)
  Other...............................................        --          (48)       --           (60)       --             --
                                                         -------   ----------   -------   -----------   -------   ------------
  Balance, end of year................................        --    3,894,272        --     3,046,043        --      2,868,416
                                                         -------   ----------   -------   -----------   -------   ------------
TREASURY STOCK
  Balance, beginning of year..........................    (4,811)    (120,856)       --            --        --             --
  Contribution to pension plan........................     4,512      113,336        --            --        --             --
  Other...............................................       299        7,520        --            --        --             --
                                                         -------   ----------   -------   -----------   -------   ------------
  Balance, end of year................................        --           --        --            --        --             --
                                                         -------   ----------   -------   -----------   -------   ------------
UNEARNED ESOP STOCK
  Balance, beginning of year..........................    (8,639)    (161,158)   (7,070)     (131,888)   (4,916)       (78,049)
  Issuances related to benefit plan...................     1,569       29,270     2,154        53,839     4,004         75,207
                                                         -------   ----------   -------   -----------   -------   ------------
  Balance, end of year................................    (7,070)    (131,888)   (4,916)      (78,049)     (912)        (2,842)
                                                         -------   ----------   -------   -----------   -------   ------------
RETAINED EARNINGS (DEFICIT)
  Balance, beginning of year..........................              2,520,350               3,176,533               (1,062,083)
  Net income (loss)...................................                979,701              (3,920,234)                 483,667
  Common stock dividends--$1.125 per share in 2001,
   $1.07 per share in 2002 and $0.40 per share in
   2003...............................................               (323,518)               (318,382)                (121,617)
                                                                   ----------             -----------             ------------
  Balance, end of year................................              3,176,533              (1,062,083)                (700,033)
                                                                   ----------             -----------             ------------
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
  Balance, beginning of year..........................                (23,206)               (204,023)                (487,011)
                                                                   ----------             -----------             ------------
  Other comprehensive income (loss), net of tax:
  Minimum pension liability adjustment................                 12,764                (414,254)                  47,296
  Cumulative effect of adoption of SFAS No. 133.......                 38,092                      --                       --
  Net deferred gain (loss) from cash flow hedges......                (15,549)                (69,615)                  21,973
  Reclassification of deferred loss (gain) from
   cash flow hedges realized in net income............                (59,055)                 39,705                    9,015
  Other comprehensive income (loss) from
   discontinued operations............................               (157,069)                161,176                      680
                                                                   ----------             -----------             ------------
  Other comprehensive income (loss)...................               (180,817)               (282,988)                  78,964
                                                                   ----------             -----------             ------------
  Balance, end of year................................               (204,023)               (487,011)                (408,047)
                                                                   ----------             -----------             ------------
   Total Shareholders' Equity.........................             $6,737,923             $ 1,421,950             $  1,760,557
                                                                   ==========             ===========             ============

          See Notes to the Company's Consolidated Financial Statements

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  BACKGROUND AND BASIS OF PRESENTATION

   (a) BACKGROUND

      CenterPoint Energy, Inc. (CenterPoint Energy or the Company) is a public utility holding company, created on August 31, 2002 as part of a corporate restructuring of Reliant Energy, Incorporated (Reliant Energy) that implemented certain requirements of the Texas electric restructuring law described below. In December 2000, Reliant Energy transferred a significant portion of its unregulated businesses to Reliant Resources, Inc. (Reliant Resources), which, at the time, was a wholly owned subsidiary of Reliant Energy.

      On September 30, 2002, following Reliant Resources' initial public offering of approximately 20% of its common stock in May 2001, CenterPoint Energy distributed all of the shares of Reliant Resources common stock owned by CenterPoint Energy to its common shareholders on a pro-rata basis (the Reliant Resources Distribution).

      CenterPoint Energy is the successor to Reliant Energy for financial reporting purposes under the Securities Exchange Act of 1934. The Company's operating subsidiaries own and operate electric transmission and distribution facilities, natural gas distribution facilities, natural gas pipelines and electric generating plants. CenterPoint Energy is a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended (1935 Act). The 1935 Act and related rules and regulations impose a number of restrictions on the activities of the Company and those of its subsidiaries other than Texas Genco Holdings, Inc. (Texas Genco). The 1935 Act, among other things, limits the ability of the Company and its regulated subsidiaries to issue debt and equity securities without prior authorization, restricts the source of dividend payments to current and retained earnings without prior authorization, regulates sales and acquisitions of certain assets and businesses and governs affiliate transactions.

      As of December 31, 2003, the Company's indirect wholly owned subsidiaries included:

      - CenterPoint Energy Houston Electric, LLC (CenterPoint Houston), which engages in the electric transmission and distribution business in a 5,000-square mile area of the Texas Gulf Coast that includes Houston; and

      - CenterPoint Energy Resources Corp. (CERC Corp., and, together with its subsidiaries, CERC), which owns gas distribution systems. Through wholly owned subsidiaries, CERC owns two interstate natural gas pipelines and gas gathering systems and provides various ancillary services.

      CenterPoint Energy also has an approximately 81% ownership interest in Texas Genco, which owns and operates a portfolio of generating assets located in Texas. CenterPoint Energy distributed approximately 19% of the 80 million outstanding shares of common stock of Texas Genco to its shareholders on January 6, 2003 (Texas Genco Distribution). As a result of the Texas Genco Distribution, CenterPoint Energy recorded an impairment charge of $399 million, which is reflected as a regulatory asset representing stranded costs in the Consolidated Balance Sheets as of December 31, 2003. This impairment charge represents the excess of the carrying value of CenterPoint Energy's net investment in Texas Genco over the market value of the Texas Genco common stock that was distributed. The financial impact of this impairment was offset by recording a $399 million regulatory asset reflecting CenterPoint Energy's expectation of stranded cost recovery of such impairment. Additionally, in connection with the Texas Genco Distribution, CenterPoint Energy recorded minority interest ownership in Texas Genco of $146 million in its Consolidated Balance Sheets in the first quarter of 2003.

      On July 21, 2004, the Company and Texas Genco announced a definitive agreement for Texas Genco LLC (previously known as GC Power Acquisition LLC), a newly formed entity owned in equal parts by affiliates of The Blackstone Group, Hellman & Friedman LLC, Kohlberg Kravis Roberts & Co. L.P. and Texas Pacific Group, to acquire Texas Genco for approximately $3.65 billion in cash.

   (b) CERTAIN RECLASSIFICATIONS

      The consolidated financial statements presented herein have been revised to give effect to certain reclassifications within CenterPoint Energy's historical consolidated financial statements as reported in its Annual Report on Form

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

10-K for the year ended December 31, 2003 necessary to present Texas Genco's operations as discontinued operations in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144) as a result of the pending sale of Texas Genco subsequent to December 31, 2003. These reclassifications did not affect net income for any of the three years ended December 31, 2003.

   (c) BASIS OF PRESENTATION

      The consolidated financial statements have been prepared to reflect the effect of the Reliant Resources Distribution on the CenterPoint Energy financial statements. The consolidated financial statements present the Reliant Resources businesses (Wholesale Energy, European Energy, Retail Energy and related corporate costs) as discontinued operations, in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144). Accordingly, the consolidated financial statements for 2001 and 2002 reflect these operations as discontinued operations.

      In 2003, the Company sold all of its remaining Latin America operations. The consolidated financial statements present these remaining Latin America operations as discontinued operations in accordance with SFAS No. 144.

      In November 2003, the Company sold a component of its Other Operations business segment that provides district cooling services in the Houston central business district and related complementary energy services to district cooling customers and others. The consolidated financial statements present these operations as discontinued operations in accordance with SFAS No. 144.

      On July 21, 2004, the Company and Texas Genco announced a definitive agreement for Texas Genco LLC, a newly formed entity owned in equal parts by affiliates of The Blackstone Group, Hellman & Friedman LLC, Kohlberg Kravis Roberts & Co. L.P. and Texas Pacific Group, to acquire Texas Genco for approximately $3.65 billion in cash. The Company recorded an after-tax loss of $253 million in the third quarter of 2004 related to the sale of Texas Genco. In addition, as a result of this transaction, any future earnings of Texas Genco will be offset by an increase in the loss. The consolidated financial statements present these operations as discontinued operations in accordance with SFAS No. 144.

      The Company's reportable business segments include the following: Electric Transmission & Distribution, Natural Gas Distribution, Pipelines and Gathering and Other Operations. Effective with the deregulation of the Texas electric industry beginning January 1, 2002, the basis of business segment reporting changed for the Company's electric operations. The Texas generation operations of CenterPoint Energy's former integrated electric utility (Texas Genco) became a separate reportable business segment, Electric Generation, whereas they previously had been part of the Electric Operations business segment. Texas Genco's operations have been reclassified as discontinued operations in these financial statements as discussed above. The remaining transmission and distribution function (CenterPoint Houston) is reported separately in the Electric Transmission & Distribution business segment. Natural Gas Distribution consists of intrastate natural gas sales to, and natural gas transportation and distribution for, residential, commercial, industrial and institutional customers and non-rate regulated retail gas marketing operations to commercial and industrial customers. Pipelines and Gathering includes the interstate natural gas pipeline operations and the natural gas gathering and pipeline services businesses. Other Operations consists primarily of other corporate operations which support all of the Company's business operations.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   (a) RECLASSIFICATIONS AND USE OF ESTIMATES

      In addition to the items discussed in Note 3, some amounts from the previous years have been reclassified to conform to the 2003 presentation of financial statements. These reclassifications do not affect net income.

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   (b) PRINCIPLES OF CONSOLIDATION

      The accounts of CenterPoint Energy and its wholly owned and majority owned subsidiaries are included in the consolidated financial statements. All significant intercompany transactions and balances are eliminated in consolidation. The Company uses the equity method of accounting for investments in entities in which the Company has an ownership interest between 20% and 50% and exercises significant influence. Other investments, excluding marketable securities, are generally carried at cost.

   (c) REVENUES

      The Company records revenue for electricity and natural gas sales and services to retail customers under the accrual method and these revenues are generally recognized upon delivery. Natural gas sales and services not billed by month-end are accrued based upon estimated purchased gas volumes, estimated lost and unaccounted for gas and currently effective tariff rates. The Pipelines and Gathering business segment records revenues as transportation services are provided. Energy sales and services not billed by month-end are accrued based upon estimated energy and services delivered.

   (d) LONG-LIVED ASSETS AND INTANGIBLES

      The Company records property, plant and equipment at historical cost. The Company expenses repair and maintenance costs as incurred. Property, plant and equipment includes the following:

                                                                                                     DECEMBER 31,
                                                                   Estimated Useful         ------------------------------
                                                                    Lives (Years)               2002              2003
                                                                   ----------------         ------------      ------------
                                                                                                    (IN MILLIONS)
Electric transmission & distribution...................                  5-75               $      5,960      $      6,085
Natural gas distribution...............................                  5-50                      2,151             2,316
Pipelines and gathering................................                  5-75                      1,686             1,722
Other property.........................................                  3-40                        446               446
                                                                                            ------------      ------------
  Total................................................                                           10,243            10,569
Accumulated depreciation and amortization..............                                           (2,223)           (2,484)
                                                                                            ------------      ------------
    Property, plant and equipment, net.................                                     $      8,020      $      8,085
                                                                                            ============      ============

      For further information regarding removal costs previously recorded as a component of accumulated depreciation, see Note 2(n).

      In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142), which provides that goodwill and certain intangibles with indefinite lives will not be amortized into results of operations, but instead will be reviewed periodically for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill and certain intangibles with indefinite lives is more than its fair value. On January 1, 2002, the Company adopted the provisions of the statement that apply to goodwill and intangible assets acquired prior to June 30, 2001.

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

      With the adoption of SFAS No. 142, the Company ceased amortization of goodwill as of January 1, 2002. A reconciliation of previously reported net income and earnings per share to the amounts adjusted for the exclusion of goodwill amortization follows (in millions, except per share amounts):

                                                                                                    YEAR ENDED
                                                                                                   DECEMBER 31,
                                                                                                       2001
                                                                                                   ------------
Reported income from continuing operations before cumulative effect of accounting change....       $        357
Add: Goodwill amortization, net of tax......................................................                 49
                                                                                                   ------------
Adjusted income from continuing operations before cumulative effect of accounting change....       $        406
                                                                                                   ============
Basic Earnings Per Share:
Reported income from continuing operations before cumulative effect of accounting change....       $       1.23
Add: Goodwill amortization, net of tax......................................................               0.17
                                                                                                   ------------
Adjusted income from continuing operations before cumulative effect of accounting change....       $       1.40
                                                                                                   ============
Diluted Earnings Per Share:
Reported income from continuing operations before cumulative effect of accounting change....       $       1.22
Add: Goodwill amortization, net of tax......................................................               0.17
                                                                                                   ------------
Adjusted income from continuing operations before cumulative effect of accounting change....       $       1.39
                                                                                                   ============

      The components of the Company's other intangible assets consist of the following:

                                        DECEMBER 31, 2002              DECEMBER 31, 2003
                                    -------------------------    ----------------------------
                                    CARRYING     ACCUMULATED      CARRYING       ACCUMULATED
                                     AMOUNT      AMORTIZATION      AMOUNT        AMORTIZATION
                                    --------     ------------    -----------     ------------
                                                          (IN MILLIONS)
Land Use Rights...............      $     55     $        (11)   $        55     $        (12)
Other.........................            18               (2)            20               (4)
                                    --------     ------------    -----------     ------------
  Total.......................      $     73     $        (13)   $        75     $        (16)
                                    ========     ============    ===========     ============

      The Company recognizes specifically identifiable intangibles, including land use rights and permits, when specific rights and contracts are acquired. The Company has no intangible assets with indefinite lives recorded as of December 31, 2003. The Company amortizes other acquired intangibles on a straight-line basis over the lesser of their contractual or estimated useful lives that range from 40 to 75 years for land rights and 4 to 25 years for other intangibles.

      Amortization expense for other intangibles for 2001, 2002 and 2003 was $1 million, $2 million and $2 million, respectively. Estimated amortization expense for the five succeeding fiscal years is as follows (in millions):

2004........................................................     $    4
2005........................................................          1
2006........................................................          1
2007........................................................          1
2008........................................................          1
                                                                 ------
  Total.....................................................     $    8
                                                                 ======

      Goodwill by reportable business segment is as follows (in millions):

                                                                    DECEMBER 31,
                                                                   2002 AND 2003
                                                                   -------------
Natural Gas Distribution..................................         $       1,085
Pipelines and Gathering...................................                   601
Other Operations..........................................                    55
                                                                   -------------
  Total...................................................         $       1,741
                                                                   =============

      The Company completed its review during the second quarter of 2003 pursuant to SFAS No. 142 for its reporting units in the Natural Gas Distribution, Pipelines and Gathering and Other Operations business segments. No impairment was indicated as a result of this assessment.

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

      The Company periodically evaluates long-lived assets, including property, plant and equipment, goodwill and specifically identifiable intangibles, when events or changes in circumstances indicate that the carrying value of these assets may not be recoverable. The determination of whether an impairment has occurred is based on an estimate of undiscounted cash flows attributable to the assets, as compared to the carrying value of the assets. An impairment analysis of generating facilities requires estimates of possible future market prices, load growth, competition and many other factors over the lives of the facilities. A resulting impairment loss is highly dependent on these underlying assumptions.

   (e) REGULATORY ASSETS AND LIABILITIES

      The Company applies the accounting policies established in SFAS No. 71, "Accounting for the Effects of Certain Types of Regulation" (SFAS No. 71) to the accounts of the Electric Transmission & Distribution business segment and the utility operations of the Natural Gas Distribution business segment and to some of the accounts of the Pipelines and Gathering business segment.

      The following is a list of regulatory assets/liabilities reflected on the Company's Consolidated Balance Sheets as of December 31, 2002 and 2003:

                                                                                             DECEMBER 31,
                                                                                      --------------------------
                                                                                          2002            2003
                                                                                      ----------      ----------
                                                                                            (IN MILLIONS)
Recoverable Electric Generation-Related Regulatory Assets, net:
     Recoverable electric generation plant mitigation..........................       $    2,051      $    2,116
     Excess mitigation liability...............................................             (969)           (778)
                                                                                      ----------      ----------
         Net electric generation plant mitigation asset........................            1,082           1,338
     Excess cost over market (ECOM/capacity auction) true-up...................              697           1,357
     Texas Genco distribution/impairment.......................................               --             399
     Regulatory tax asset......................................................              175             119
     Final fuel under/(over) recovery balance..................................               64             (98)
     Other 2004 True-Up Proceeding items.......................................               53             119
                                                                                      ----------      ----------
      Total Recoverable Electric Generation-Related Regulatory Assets..........            2,071           3,234
Securitized regulatory asset...................................................              706             682
Unamortized loss on reacquired debt............................................               58              80
Estimated removal costs........................................................               --            (647)
Other long-term regulatory assets/liabilities..................................               38              38
                                                                                      ----------      ----------
  Total........................................................................       $    2,873      $    3,387
                                                                                      ==========      ==========

      If events were to occur that would make the recovery of these assets and liabilities no longer probable, the Company would be required to write off or write down these regulatory assets and liabilities. In addition, the Company would be required to determine any impairment of the carrying costs of plant and inventory assets. Because estimates of the fair value of Texas Genco are required, the financial impacts of the Texas electric restructuring law with respect to the final determination of stranded costs are subject to material changes. Factors affecting such changes may include estimation risk, uncertainty of future energy and commodity prices and the economic lives of the plants. See
Note 4 for additional discussion of regulatory assets.

   (f)  DEPRECIATION AND AMORTIZATION EXPENSE

      Depreciation is computed using the straight-line method based on economic lives or a regulatory-mandated recovery period. Other amortization expense includes amortization of regulatory assets and other intangibles. See Notes 2(e) and 4(a) for additional discussion of these items.

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

      The following table presents depreciation, goodwill amortization and other amortization expense for 2001, 2002 and 2003.

                                                                 YEAR ENDED DECEMBER 31,
                                                       ------------------------------------------
                                                          2001            2002            2003
                                                       ----------      ----------      ----------
                                                                     (IN MILLIONS)
Depreciation expense .............................     $      134      $      387      $      403
Goodwill amortization expense ....................             49              --              --
Other amortization expense .......................            326              71              63
                                                       ----------      ----------      ----------
  Total depreciation and amortization expense ....     $      509      $      458      $      466
                                                       ==========      ==========      ==========

   (g) CAPITALIZATION OF INTEREST AND ALLOWANCE FOR FUNDS USED DURING
CONSTRUCTION

      Allowance for funds used during construction (AFUDC) represents the approximate net composite interest cost of borrowed funds and a reasonable return on the equity funds used for construction. Although AFUDC increases both utility plant and earnings, it is realized in cash through depreciation provisions included in rates for subsidiaries that apply SFAS No. 71. Interest and AFUDC for subsidiaries that apply SFAS No. 71 are capitalized as a component of projects under construction and will be amortized over the assets' estimated useful lives. During 2001, 2002 and 2003, the Company capitalized interest and AFUDC of $5 million, $5 million and $4 million, respectively.

   (h)  INCOME TAXES

      The Company files a consolidated federal income tax return and follows a policy of comprehensive interperiod income tax allocation. The Company uses the liability method of accounting for deferred income taxes and measures deferred income taxes for all significant income tax temporary differences. Investment tax credits were deferred and are being amortized over the estimated lives of the related property. For additional information regarding income taxes, see
Note 11.

   (i)  ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

      Accounts receivable are net of an allowance for doubtful accounts of $24 million and $31 million at December 31, 2002 and 2003, respectively. The provision for doubtful accounts in the Company's Statements of Consolidated Operations for 2001, 2002 and 2003 was $59 million, $26 million and $24 million, respectively.

      In connection with CERC's November 2002 amendment and extension of its $150 million receivables facility, CERC Corp. formed a bankruptcy remote subsidiary for the sole purpose of buying receivables created by CERC and selling those receivables to an unrelated third party. This transaction was accounted for as a sale of receivables under the provisions of SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," and, as a result, the related receivables are excluded from the Consolidated Balance Sheets. Effective June 25, 2003, CERC elected to reduce the purchase limit under the receivables facility from $150 million to $100 million. As of December 31, 2002 and 2003, CERC had utilized $107 million and $100 million of its receivables facility, respectively.

      The bankruptcy remote subsidiary purchases receivables with cash and subordinated notes. In July 2003, the subordinated notes owned by CERC were pledged to a gas supplier to secure obligations incurred in connection with the purchase of gas by CERC.

      In the first quarter of 2004, CERC replaced the receivables facility with a $250 million committed one-year receivables facility. The bankruptcy remote subsidiary continues to buy CERC's receivables and sell them to an unrelated third party.

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

   (j)  INVENTORY

      Inventory consists principally of materials and supplies, coal and lignite and natural gas. Inventories used in the production of electricity and in the retail natural gas distribution operations are primarily valued at the lower of average cost or market except for coal and lignite, which are valued under the last-in, first-out method.

                                                DECEMBER 31,
                                            -------------------
                                              2002       2003
                                            --------   --------
                                               (IN MILLIONS)
Materials and supplies..................    $     92   $     83
Natural gas.............................         103        160
Other...................................           1         --
                                            --------   --------
  Total inventory.......................    $    196   $    243
                                            ========   ========

   (k)  INVESTMENT IN OTHER DEBT AND EQUITY SECURITIES

      In accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No. 115), the Company reports "available-for-sale" securities at estimated fair value within other long-term assets in the Company's Consolidated Balance Sheets and any unrealized gain or loss, net of tax, as a separate component of shareholders' equity and accumulated other comprehensive income. In accordance with SFAS No. 115, the Company reports "trading" securities at estimated fair value in the Company's Consolidated Balance Sheets, and any unrealized holding gains and losses are recorded as other income (expense) in the Company's Statements of Consolidated Operations.

      As of December 31, 2002 and 2003, Texas Genco held debt and equity securities in its nuclear decommissioning trust, which is reported at its fair value of $163 million and $189 million, respectively, in the Company's Consolidated Balance Sheets in non-current assets of discontinued operations. Any unrealized losses or gains are accounted for as a non-current asset/liability of discontinued operations as Texas Genco will not benefit from any gains, and losses will be recovered through the rate-making process.

      As of December 31, 2002 and 2003, the Company held an investment in Time Warner Inc. common stock, which was classified as a "trading" security. For information regarding this investment, see Note 7.

   (l)  ENVIRONMENTAL COSTS

      The Company expenses or capitalizes environmental expenditures, as appropriate, depending on their future economic benefit. The Company expenses amounts that relate to an existing condition caused by past operations, and that do not have future economic benefit. The Company records undiscounted liabilities related to these future costs when environmental assessments and/or remediation activities are probable and the costs can be reasonably estimated.

   (m)  STATEMENTS OF CONSOLIDATED CASH FLOWS

      For purposes of reporting cash flows, the Company considers cash equivalents to be short-term, highly liquid investments with maturities of three months or less from the date of purchase. In connection with the issuance of transition bonds in October 2001, the Company was required to establish restricted cash accounts to collateralize the bonds that were issued in this financing transaction. These restricted cash accounts are not available for withdrawal until the maturity of the bonds. Cash and Cash Equivalents does not include restricted cash. For additional information regarding the securitization financing, see Note 4(a).

   (n)  NEW ACCOUNTING PRONOUNCEMENTS

      Effective January 1, 2003, the Company adopted SFAS No. 143, "Accounting for Asset Retirement Obligations" (SFAS No. 143). SFAS No. 143 requires the fair value of an asset retirement obligation to be recognized as a liability is incurred and capitalized as part of the cost of the related tangible long-lived assets. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES asset. Retirement obligations associated with long-lived assets included within the scope of SFAS No. 143 are those for which a legal obligation exists under enacted laws, statutes and written or oral contracts, including obligations arising under the doctrine of promissory estoppel.

      The Company has identified retirement obligations for nuclear decommissioning at the South Texas Project Electric Generating Station (South Texas Project) and for lignite mine operations which supply the Limestone electric generation facility. Prior to adoption of SFAS No. 143, the Company had recorded liabilities for nuclear decommissioning and the reclamation of the lignite mine. Liabilities were recorded for estimated decommissioning obligations of $140 million and $40 million for reclamation of the lignite mine at December 31, 2002. Upon adoption of SFAS No. 143 on January 1, 2003, the Company reversed the $140 million previously accrued for the nuclear decommissioning of the South Texas Project and recorded a plant asset of $99 million offset by accumulated depreciation of $36 million as well as a retirement obligation of $187 million. The $16 million difference between amounts previously recorded and the amounts recorded upon adoption of SFAS No. 143 is being deferred as a liability due to regulatory requirements. The Company also reversed the $40 million it had previously recorded for the lignite mine reclamation and recorded a plant asset of $1 million as well as a retirement obligation of $4 million. The $37 million difference between amounts previously recorded and the amounts recorded upon adoption of SFAS No. 143 was recorded as a cumulative effect of accounting change. The Company has also identified other asset retirement obligations that cannot be estimated because the assets associated with the retirement obligations have an indeterminate life. The nuclear decommissioning and lignite mine asset retirement obligations are related to Texas Genco and are presented as non-current liabilities of discontinued operations in the Consolidated Balance Sheets.

      The Company's rate-regulated businesses recognize removal costs as a component of depreciation expense in accordance with regulatory treatment. As of December 31, 2002 and 2003, these removal costs of $635 million and $647 million, respectively, have been reclassified from accumulated depreciation to other long-term liabilities and regulatory liabilities, respectively, in the Consolidated Balance Sheets. The Company's non-rate regulated businesses have previously recognized removal costs as a component of depreciation expense. As of December 31, 2002, these removal costs of $115 million are presented as non-current liabilities of discontinued operations related to Texas Genco in the Consolidated Balance Sheets. During the three months ended March 31, 2003, the Company reversed $115 million of previously recognized removal costs with respect to Texas Genco as a cumulative effect of accounting change. The total cumulative effect of accounting change from the adoption of SFAS No. 143 was $152 million ($80 million after-tax and minority interest) and is included in income from discontinued operations.

      The following represents the pro-forma effect on the Company's net income for the year ended December 31, 2002, as if the Company had adopted SFAS No. 143 as of January 1, 2002 (in millions, except per share amounts):

                                                           YEAR ENDED
                                                        DECEMBER 31, 2002
                                                        -----------------
Net loss as reported................................        $ (3,920)
Pro-forma net loss..................................          (3,913)

DILUTED EARNINGS PER SHARE:
Net loss as reported................................        $ (13.08)
Pro-forma net loss..................................          (13.06)

      The adoption of SFAS No. 143 would have had no effect on the Company's income from continuing operations for the year ended December 31, 2002 as the cumulative effect of accounting change related to Texas Genco is included in income from discontinued operations.

      In April 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" (SFAS No. 145). SFAS No. 145 eliminates the current requirement that gains and losses on debt extinguishment must be classified as extraordinary items in the income statement. Instead, such gains and losses will be classified as extraordinary items only if they are deemed to be unusual and infrequent. SFAS No. 145 also requires that capital leases that are modified so that the resulting lease agreement is classified as an operating lease be accounted for as a sale-leaseback transaction. The changes related to debt extinguishment are effective for fiscal years beginning after May 15, 2002, and the changes related to lease accounting are effective for transactions occurring after May 15, 2002. The Company has applied this guidance as it relates to lease accounting and the accounting provision related to debt extinguishment. Upon adoption of SFAS No. 145, any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods is required to be reclassified. The Company has reclassified the $26 million loss on debt extinguishment related to the fourth quarter of 2002 from an extraordinary item to interest expense.

      In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS No. 149). SFAS No. 149 has added additional criteria, which were effective on July 1, 2003, for new, acquired, or newly modified forward contracts. The Company engages in forward contracts for the sale of power. The majority of these forward contracts are entered into either through state-mandated Public Utility Commission of Texas (Texas Utility Commission) auctions or auctions mandated by an agreement with Reliant Resources. All of the Company's contracts resulting from these auctions specify the product types, the plant or group of plants from which the auctioned products are derived, the delivery location and specific delivery requirements, and pricing for each of the products. The Company has applied the criteria from current accounting literature, including SFAS No. 133 Implementation Issue No. C-15 -- "Scope Exceptions: Normal Purchases and Normal Sales Exception for Option-Type Contracts and Forward Contracts in Electricity", to both the state-mandated and the contractually-mandated auction contracts and believes they meet the definition of capacity contracts. Accordingly, the Company considers these contracts normal sales contracts rather than derivatives. The

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

Company has evaluated its forward commodity contracts under the new requirements of SFAS No. 149. The adoption of SFAS No. 149 did not change previous accounting conclusions relating to forward power sales contracts entered into in connection with the state-mandated or contractually-mandated auctions, and did not have a material effect on the Company's consolidated financial statements.

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (SFAS No. 150). SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Effective July 1, 2003, upon the adoption of SFAS No. 150, the Company reclassified $725 million of trust preferred securities as long-term debt and began to recognize the dividends paid on the trust preferred securities as interest expense. Prior to July 1, 2003, the dividends were classified as "Distribution on Trust Preferred Securities" in the Statements of Consolidated Operations. Additionally, $19 million of debt issuance costs previously netted against the balance of the trust preferred securities was reclassified to unamortized debt issuance costs. SFAS No. 150 does not permit restatement of prior periods. The adoption of SFAS No. 150 did not impact the Company's income from continuing operations, net income or earnings per share. See discussion of FIN 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51" (FIN 46) below regarding the accounting for the trust preferred securities at December 31, 2003.

      In January 2003, the FASB issued FIN 46. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003, subject to the following additional releases by the FASB. On October 9, 2003, the FASB deferred the application for FIN 46 until the end of the first interim period or annual period ending after December 15, 2003 if the variable interest was created before February 1, 2003 and a public entity had not issued financial statements reporting the variable interest entity in accordance with FIN 46. On December 24, 2003, the FASB issued a revision to FIN 46 (FIN 46-R). The effective dates and impact of FIN 46 and FIN 46R are as follows: (a) for special-purpose entities (SPE's) created before February 1, 2003, the Company must apply the provisions of FIN 46 or FIN 46-R at the end of the first interim or annual reporting period ending after December 15, 2003, (b) for variable interest entities created before February 1, 2003 which do not meet the definition of an SPE provided by FIN 46-R, the Company is required to adopt FIN 46-R at the end of the first interim or annual period ending after March 15, 2004 and (c) for all entities, regardless of whether an SPE, that were created subsequent to December 31, 2003, the Company is required to apply the provisions of FIN 46-R immediately. The Company has subsidiary trusts that have Mandatorily Redeemable Preferred Securities outstanding with a liquidation value of $725 million as of December 31, 2003. These securities were issued in 1996 and 1997 and were previously reported on the Company's Consolidated Balance Sheet as Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts Holding Solely Junior Subordinated Debentures of the Company (see disclosure above on SFAS No. 150). The trusts were determined to be SPE's, and therefore, the provisions of FIN 46 or FIN 46-R were applicable to the trusts for the December 31, 2003 financial statements. The trusts were determined to be variable interest entities under FIN 46-R. The Company also determined that it is not the primary beneficiary of the trusts. Therefore, the trusts and the mandatorily redeemable preferred securities issued by the trusts are no longer reported on the Company's Consolidated Balance Sheet as of December 31, 2003. Instead, the Company reports its junior subordinated debentures due to the trusts as long-term debt. See Note 9. The Company has made this reclassification as of December 31, 2003 and has elected not to restate prior period information. The Company is currently evaluating the impact of adopting FIN 46-R applicable to non-SPE's created prior to February 1, 2003 but does not expect a material impact.

      On December 23, 2003, the FASB issued SFAS No. 132 (Revised 2003), "Employer's Disclosures about Pensions and Other Postretirement Benefits" (SFAS No. 132(R)) which increases the existing disclosure requirements by requiring more details about pension plan assets, benefit obligations, cash flows, benefit costs and related information. Companies will be required to segregate plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and other informational disclosures. SFAS No. 132(R) also requires companies to disclose various elements of pension and postretirement benefit costs in interim-period

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES financial statements for quarters beginning after December 15, 2003. The Company has adopted the disclosure requirements of SFAS No. 132(R) in Note 10 to these consolidated financial statements.

      In December 2003, Congress passed the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act) which will become effective in 2006. The Act contains incentives for the Company, if it continues to provide prescription drug benefits for its retirees, through the provision of a non-taxable reimbursement to the Company of specified costs. The Company has many different alternatives available under the Act, and, until clarifying regulations are issued with respect to the Act, the Company is unable to determine the financial impact. On January 12, 2004, the FASB issued FASB Staff Position (FSP) FAS 106-1, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (FAS 106-1)." In accordance with FSP FAS 106-1, the Company's postretirement benefits obligations and net periodic postretirement benefit cost in the financial statements and accompanying notes do not reflect the effects of the legislation. Specific authoritative guidance on the accounting for the legislation is pending and that guidance, when issued, may require the Company to change previously reported information.

(3)  DISCONTINUED OPERATIONS

      Reliant Resources. On September 30, 2002, CenterPoint Energy distributed to its shareholders its 83% ownership interest in Reliant Resources by means of a tax-free spin-off in the form of a dividend. Holders of CenterPoint Energy common stock on the record date received 0.788603 shares of Reliant Resources common stock for each share of CenterPoint Energy stock that they owned on the record date. The Reliant Resources Distribution was recorded in the third quarter of 2002.

      As a result of the Reliant Resources Distribution, CenterPoint Energy recorded a non-cash loss on disposal of discontinued operations of $4.4 billion in 2002. This loss represents the excess of the carrying value of CenterPoint Energy's net investment in Reliant Resources over the market value of Reliant Resources' common stock. CenterPoint Energy's financial statements reflect the reclassifications necessary to present Reliant Resources as discontinued operations for all periods shown.

      Reliant Resources' revenues included in discontinued operations for the year ended December 31, 2001 and nine months ended September 30, 2002 were $6.5 billion and $9.5 billion, respectively, as reported in Reliant Resources' Annual Report on Form 10-K/A, Amendment No. 1, filed with the Securities and Exchange Commission (SEC) on May 1, 2003. These amounts have been restated to reflect Reliant Resources' adoption of Emerging Issues Task Force (EITF) Issue No. 02-3, "Issues Related to Accounting for Contracts Involved in Energy Trading and Risk Management Activities." Income from these discontinued operations for the year ended December 31, 2001 and nine months ended September 30, 2002 is reported net of income tax expense of $274 million and $284 million, respectively.

      Latin America. In February 2003, the Company sold its interest in Argener, a cogeneration facility in Argentina, for $23 million. The carrying value of this investment was approximately $11 million as of December 31, 2002. The Company recorded an after-tax gain of $7 million from the sale of Argener in the first quarter of 2003. In April 2003, the Company sold its final remaining investment in Argentina, a 90 percent interest in Empresa Distribuidora de Electricidad de Santiago del Estero S.A. The Company recorded an after-tax loss of $3 million in the second quarter of 2003 related to its Latin America operations. The consolidated financial statements present these Latin America operations as discontinued operations in accordance with SFAS No. 144. Accordingly, the consolidated financial statements include the necessary reclassifications to reflect these operations as discontinued operations for each of the three years in the period ended December 31, 2003.

      Revenues related to the Company's Latin America operations included in discontinued operations for the years ended December 31, 2001, 2002 and 2003 were $92 million, $15 million and $2 million, respectively. Income from these discontinued operations for the year ended December 31, 2001 is reported net of income tax benefit of $28 million. Income from these discontinued operations for each of the years ended December 31, 2002 and 2003 is reported net of income tax expense of $2 million.

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

      Summarized balance sheet information related to discontinued operations of Latin America is as follows as of December 31, 2002:

                                                                       DECEMBER 31, 2002
                                                                       -----------------
                                                                        (IN MILLIONS)
CURRENT ASSETS:
  Cash..........................................................             $   6
  Accounts receivable, principally trade........................                 3
  Other current assets..........................................                 1
                                                                             -----
    Total current assets........................................                10
OTHER NON-CURRENT ASSETS........................................                 5
                                                                             -----
    TOTAL ASSETS................................................                15
    TOTAL LIABILITIES...........................................                --
                                                                             -----
NET ASSETS OF DISCONTINUED OPERATIONS...........................             $  15
                                                                             =====

      CenterPoint Energy Management Services, Inc. As discussed in Note 1, in November 2003, the Company completed the sale of a component of its Other Operations business segment, CenterPoint Energy Management Services, Inc.
(CEMS), that provides district cooling services in the Houston central business district and related complementary energy services to district cooling customers and others. The Company recorded an after-tax loss of $1 million from the sale of CEMS in the fourth quarter of 2003. The Company recorded an after-tax loss in discontinued operations of $16 million ($25 million pre-tax) during the second quarter of 2003 to record the impairment of the long-lived asset based on the impending sale and to record one-time employee termination benefits. The consolidated financial statements present these CEMS operations as discontinued operations in accordance with SFAS No. 144. Accordingly, the consolidated financial statements include the necessary reclassifications to reflect these operations as discontinued operations for each of the three years in the period ended December 31, 2003.

      Revenues related to CEMS included in discontinued operations for the years ended December 31, 2001, 2002 and 2003 were $5 million, $9 million and $10 million, respectively. Income from these discontinued operations for the years ended December 31, 2001, 2002 and 2003 is reported net of income tax benefit of $2 million, $1 million and $2 million, respectively.

      Summarized balance sheet information related to discontinued operations of CEMS is as follows as of December 31, 2002:

                                                                               DECEMBER 31, 2002
                                                                               -----------------
                                                                                 (IN MILLIONS)
CURRENT ASSETS:
  Cash...................................................................            $   1
  Accounts receivable, principally trade.................................                1
  Other current assets...................................................                1
                                                                                     -----
    Total current assets.................................................                3
OTHER NON-CURRENT ASSETS.................................................               45
                                                                                     -----
    TOTAL ASSETS.........................................................               48
                                                                                     -----
CURRENT LIABILITIES:
  Accounts payable, principally trade....................................                2
  Other current liabilities..............................................                1
                                                                                     -----
    Total current liabilities............................................                3
OTHER LONG-TERM LIABILITIES..............................................                7
                                                                                     -----
    TOTAL LIABILITIES....................................................               10
                                                                                     -----
NET ASSETS OF DISCONTINUED OPERATIONS....................................            $  38
                                                                                     =====

      Texas Genco. As discussed in Note 1(a), on July 21, 2004, the Company and Texas Genco announced a definitive agreement for Texas Genco LLC, a newly formed entity owned in equal parts by affiliates of The Blackstone Group, Hellman & Friedman LLC, Kohlberg Kravis Roberts & Co. L.P. and Texas Pacific Group, to acquire Texas Genco for approximately $3.65 billion in cash. The consolidated financial statements present these operations as discontinued operations in accordance with SFAS No. 144. Accordingly, the consolidated financial

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES statements include the necessary reclassifications to reflect these operations as discontinued operations for each of the three years in the period ended December 31, 2003.

      Revenues related to Texas Genco included in discontinued operations for the years ended December 31, 2001, 2002 and 2003 were $3.4 billion, $1.5 billion and $2.0 billion, respectively. Income from these discontinued operations for the years ended December 31, 2001, 2002 and 2003 is reported net of income tax (expense) benefit of $(74) million, $63 million and $(71) million, respectively.

      In accordance with EITF Issue No. 87-24 "Allocation of Interest to Discontinued Operations," the Company has reclassified interest to discontinued operations of Texas Genco based on net proceeds to be received from the sale of Texas Genco. Interest expense of $58 million and $198 million for the years ended December 31, 2002 and 2003, respectively, was reclassified to discontinued operations of Texas Genco related to the applicable amounts of CenterPoint Energy's term loan and revolving credit facility debt that would have been required to be paid off with any proceeds of the sale of Texas Genco during that respective period. No interest expense was reclassified to discontinued operations of Texas Genco for the year ended December 31, 2001. Additionally, general corporate overhead of $22 million, $27 million, and $27 million for the years ended December 31, 2001, 2002 and 2003 previously allocated to Texas Genco from CenterPoint Energy was excluded from income from discontinued operations and reflected as general corporate overhead of CenterPoint Energy in income from continuing operations.

      As of December 31, 2003, Texas Genco had a revolving credit facility that provided for an aggregate of $75 million of committed credit. As of December 31, 2003, there were no borrowings under the Texas Genco facility. The Texas Genco revolver terminates on December 21, 2004. Rates for borrowings under Texas Genco's facility, including the facility fee, are the London interbank offered rate (LIBOR) plus 150 basis points. Texas Genco's revolving credit facility contains various business and financial covenants. Texas Genco is currently in compliance with the covenants under the credit agreement.

      Summarized balance sheet information related to discontinued operations of Texas Genco is as follows as of December 31, 2002 and 2003:

                                                          DECEMBER 31,
                                                     -----------------------
                                                        2002          2003
                                                     ----------     --------
                                                          (IN MILLIONS)
CURRENT ASSETS:
  Cash...........................................    $        1     $     45
  Accounts receivable, principally trade.........            73           82
  Other current assets...........................           187          175
                                                     ----------     --------
    Total current assets.........................           261          302
OTHER NON-CURRENT ASSETS.........................         4,270        3,942
                                                     ----------     --------
    TOTAL ASSETS.................................         4,531        4,244
                                                     ----------     --------
CURRENT LIABILITIES:
  Accounts payable, principally trade............           120          109
  Other current liabilities......................           240          223
                                                     ----------     --------
    Total current liabilities....................           360          332
OTHER LONG-TERM LIABILITIES......................         1,347        1,278
                                                     ----------     --------
    TOTAL LIABILITIES............................         1,707        1,610
                                                     ----------     --------
MINORITY INTEREST................................            --          179
                                                     ----------     --------
NET ASSETS OF DISCONTINUED OPERATIONS............    $    2,824     $  2,455
                                                     ==========     ========

(4)  REGULATORY MATTERS

   (a) TRUE-UP COMPONENTS AND SECURITIZATION

      The Texas Electric Restructuring Law. In June 1999, the Texas legislature adopted the Texas Electric Choice Plan (the Texas electric restructuring law), which substantially amended the regulatory structure governing electric utilities in order to allow and encourage retail competition which began in January 2002. The Texas electric restructuring law required the separation of the generation, transmission and distribution, and retail sales functions of electric utilities into three different units. Under the law, neither the generation function nor the retail function is

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES subject to traditional cost of service regulation, and the generation and the retail function are each operated on a competitive basis.

      The transmission and distribution function that CenterPoint Houston performs remains subject to traditional utility rate regulation. CenterPoint Houston recovers the cost of its service through an energy delivery charge approved by the Texas Utility Commission. As a result of these changes, there are no meaningful comparisons for the Electric Transmission & Distribution business segment prior to 2002 when retail sales became fully competitive.

      Under the Texas electric restructuring law, transmission and distribution utilities in Texas, such as CenterPoint Houston, whose generation assets were "unbundled" may recover, following a regulatory proceeding to be held in 2004 (2004 True-Up Proceeding) as further discussed below in "-- 2004 True-Up Proceeding":

      - "stranded costs," which consist of the positive excess of the regulatory net book value of generation assets, as defined, over the market value of the assets, taking specified factors into account;

      - the difference between the Texas Utility Commission's projected market prices for generation during 2002 and 2003 and the actual market prices for generation as determined in the state-mandated capacity auctions during that period;

      - the Texas jurisdictional amount reported by the previously vertically integrated electric utilities as generation-related regulatory assets and liabilities (offset and adjusted by specified amounts) in their audited financial statements for 1998;

      -     final fuel over- or under-recovery; less

      -     "price to beat" clawback components.

      The Texas electric restructuring law permits transmission and distribution utilities to recover the true-up components through transition charges on retail electric customers' bills, to the extent that such components are established in certain regulatory proceedings. These transition charges are non-bypassable, meaning that they must be paid by essentially all customers and cannot, except in limited circumstances, be avoided by switching to self-generation. The law also authorizes the Texas Utility Commission to permit those utilities to issue transition bonds based on the securitization of revenues associated with the transition charges. CenterPoint Houston recovered a portion of its regulatory assets in 2001 through the issuance of transition bonds. For a further discussion of these matters, see "-- Securitization" below.

      The Texas electric restructuring law also provides specific regulatory remedies to reduce or mitigate a utility's stranded cost exposure. During a base rate freeze period from 1999 through 2001, earnings above the utility's authorized rate of return formula were required to be applied in a manner to accelerate depreciation of generation-related plant assets for regulatory purposes if the utility was expected to have stranded costs. In addition, depreciation expense for transmission and distribution-related assets could be redirected to generation assets for regulatory purposes during that period if the utility was expected to have stranded costs. CenterPoint Houston undertook both of these remedies provided in the Texas electric restructuring law, but in a rate order issued in October 2001, the Texas Utility Commission required CenterPoint Houston to reverse those actions. For a further discussion of these matters, see "-- Mitigation" below.

      2004 True-Up Proceeding. In 2004, the Texas Utility Commission will conduct true-up proceedings for investor-owned utilities. The purpose of the true-up proceeding is to quantify and reconcile the amount of the true-up components. The true-up proceeding will result in either additional charges being assessed on, or credits being issued to, retail electric customers. CenterPoint Houston expects to make the filing to initiate its final true-up proceeding on March 31, 2004. The Texas electric restructuring law requires a final order to be issued by the Texas Utility Commission not more than 150 days after a proper filing is made by the regulated utility, although under its rules the Texas Utility Commission can extend the 150-day deadline for good cause. Any delay in the final order date will result in a delay in the securitization of CenterPoint Houston's true-up components and the implementation

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES of the non-bypassable charges described above, and could delay the recovery of carrying costs on the true-up components determined by the Texas Utility Commission.

      CenterPoint Houston will be required to establish and support the amounts it seeks to recover in the 2004 True-Up Proceeding. CenterPoint Houston expects these amounts to be substantial. Third parties will have the opportunity and are expected to challenge CenterPoint Houston's calculation of these amounts. To the extent recovery of a portion of these amounts is denied or if CenterPoint Houston agrees to forego recovery of a portion of the request under a settlement agreement, CenterPoint Houston would be unable to recover those amounts in the future.

      Following adoption of the true-up rule by the Texas Utility Commission in 2001, CenterPoint Houston appealed the provisions of the rule that permitted interest to be recovered on stranded costs only from the date of the Texas Utility Commission's final order in the 2004 True-Up Proceeding, instead of from January 1, 2002 as CenterPoint Houston contends is required by law. On January 30, 2004, the Texas Supreme Court granted CenterPoint Houston's petition for review of the true-up rule. Oral arguments were heard on February 18, 2004. The decision by the Court is pending. The Company has not accrued interest income on stranded costs in its consolidated financial statements, but estimates such interest income would be material to the Company's consolidated financial statements.

      Stranded Cost Component. CenterPoint Houston will be entitled to recover stranded costs through a transition charge to its customers if the regulatory net book value of generating plant assets exceeds the market value of those assets. The regulatory net book value of generating plant assets is the balance as of December 31, 2001 plus certain costs incurred for reductions in emissions of oxides of nitrogen (NOx), any above-market purchased power contracts and certain other amounts. The market value will be equal to the average daily closing price on The New York Stock Exchange for publicly held shares of Texas Genco common stock for 30 consecutive trading days chosen by the Texas Utility Commission out of the last 120 trading days immediately preceding the true-up filing, plus a control premium, up to a maximum of 10%, to the extent included in the valuation determination made by the Texas Utility Commission. If Texas Genco is sold to a third party at a lower price than the market value used by the Texas Utility Commission, CenterPoint Houston would be unable to recover the difference.

      ECOM True-Up Component. The Texas Utility Commission used a computer model or projection, called an excess cost over market (ECOM) model, to estimate stranded costs related to generation plant assets. Accordingly, the Texas Utility Commission estimated the market power prices that would be received in the generation capacity auctions mandated by the Texas electric restructuring law during 2002 and 2003. Any difference between the Texas Utility Commission's projected market prices for generation during 2002 and 2003 and the actual market prices for generation as determined in the state-mandated capacity auctions during that period will be a component of the 2004 True-Up Proceeding. In accordance with the Texas Utility Commission's rules regarding the ECOM True-Up, for the years ended December 31, 2002 and 2003, CenterPoint Energy recorded approximately $697 million and $661 million, respectively, in non-cash ECOM True-Up revenue. ECOM True-Up revenue is recorded as a regulatory asset and totaled $1.4 billion as of December 31, 2003.

      In 2003, some parties sought modifications to the true-up rules. Although the Texas Utility Commission denied that request, the Company expects that issues could be raised in the 2004 True-Up Proceeding regarding its compliance with the Texas Utility Commission's rules regarding the ECOM true-up, including whether Texas Genco has auctioned all capacity it is required to auction in view of the fact that some capacity has failed to sell in the state-mandated auctions. The Company believes Texas Genco has complied with the requirements under the applicable rules, including re-offering the unsold capacity in subsequent auctions. If events were to occur during the 2004 True-Up Proceeding that made the recovery of the ECOM true-up regulatory asset no longer probable, the Company would write off the unrecoverable balance of that asset as a charge against earnings.

      Fuel Over/Under Recovery Component. CenterPoint Houston and Texas Genco filed their joint application to reconcile fuel revenues and expenses with the Texas Utility Commission in July 2002. This final fuel reconciliation filing covered reconcilable fuel expense and interest of approximately $8.5 billion incurred from August 1, 1997 through January 30, 2002. In January 2003, a settlement agreement was reached, as a result of which certain items totaling $24 million were written off during the fourth quarter of 2002 and items totaling $203 million were carried forward for later resolution by the Texas Utility Commission. In late 2003, a hearing was concluded on those remaining issues. On March 4, 2004, an Administrative Law Judge (ALJ) recommended that CenterPoint Houston

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES not be allowed to recover $87 million in fuel expenses incurred during the reconciliation period. CenterPoint Houston will contest this recommendation when the Texas Utility Commission considers the ALJ's conclusions on April 15, 2004. However, since the recovery of this portion of the regulatory asset is no longer probable, CenterPoint Houston reserved $117 million, including interest, in the fourth quarter of 2003. The ALJ also recommended that $46 million be recovered in the 2004 True-Up Proceeding rather than in the fuel proceeding. The results of the Texas Utility Commission's decision will be a component of the 2004 True-Up Proceeding.

      "Price to Beat" Clawback Component. In connection with the implementation of the Texas electric restructuring law, the Texas Utility Commission has set a "price to beat" that retail electric providers affiliated or formerly affiliated with a former integrated utility must charge residential and small commercial customers within their affiliated electric utility's service area. The true-up provides for a clawback of the "price to beat" in excess of the market price of electricity if 40% of the "price to beat" load is not served by other retail electric providers by January 1, 2004. Pursuant to the Texas electric restructuring law and a master separation agreement entered into in connection with the September 30, 2002 spin-off of the Company's interest in Reliant Resources to the Company's shareholders, Reliant Resources is obligated to pay CenterPoint Houston the clawback component of the true-up. Based on an order issued on February 13, 2004 by the Texas Utility Commission, the clawback will equal $150 times the number of residential customers served by Reliant Resources in CenterPoint Houston's service territory, less the number of residential customers served by Reliant Resources outside CenterPoint Houston's service territory, on January 1, 2004. As reported in Reliant Resources' Annual Report on Form 10-K for the year ended December 31, 2003, Reliant Resources expects that the clawback payment will be $175 million. The clawback will reduce the amount of recoverable costs to be determined in the 2004 True-Up Proceeding.

      Securitization. The Texas electric restructuring law provides for the use of special purpose entities to issue transition bonds for the economic value of generation-related regulatory assets and stranded costs. These transition bonds will be amortized over a period not to exceed 15 years through non-bypassable transition charges. In October 2001, a special purpose subsidiary of CenterPoint Houston issued $749 million of transition bonds to securitize certain generation-related regulatory assets. These transition bonds have a final maturity date of September 15, 2015 and are non-recourse to the Company and its subsidiaries other than to the special purpose issuer. Payments on the transition bonds are made out of funds from non-bypassable transition charges.

      The Company expects that upon completion of the 2004 True-Up Proceeding, CenterPoint Houston will seek to securitize the amounts established for the true-up components. Before CenterPoint Houston can securitize these amounts, the Texas Utility Commission must conduct a proceeding and issue a financing order authorizing CenterPoint Houston to do so. Under the Texas electric restructuring law, CenterPoint Houston is entitled to recover any portion of the true-up balance not securitized by transition bonds through a non-bypassable competition transition charge.

      Mitigation. In an order issued in October 2001, the Texas Utility Commission established the transmission and distribution rates that became effective in January 2002. The Texas Utility Commission determined that CenterPoint Houston had over-mitigated its stranded costs by redirecting transmission and distribution depreciation and by accelerating depreciation of generation assets as provided under its transition plan and the Texas electric restructuring law. In this final order, CenterPoint Houston was required to reverse the amount of redirected depreciation ($841 million) and accelerated depreciation ($1.1 billion) taken for regulatory purposes as allowed under the transition plan and the Texas electric restructuring law. In accordance with the order, CenterPoint Houston recorded a regulatory liability of $1.1 billion to reflect the prospective refund of the accelerated depreciation, and in January 2002 CenterPoint Houston began refunding excess mitigation credits, which are to be refunded over a seven-year period. The annual refund of excess mitigation credits is approximately $238 million. As of December 31, 2002 and 2003, the Company had recorded net electric plant mitigation regulatory assets of $1.1 billion and $1.3 billion, respectively, based on the Company's expectation that these amounts will be recovered in the 2004 True-Up Proceeding as stranded costs. In the event that the excess mitigation credits prove to have been unnecessary and CenterPoint Houston is determined to have stranded costs, the excess mitigation credits will be included in the stranded costs to be recovered. In June 2003, CenterPoint Houston sought authority from the Texas Utility Commission to terminate these credits based on then current estimates of what that final determination would be. The Texas Utility Commission denied the request in January 2004.

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

   (b) RATE CASES

      In August 2002, a settlement was approved by the Arkansas Public Service Commission (APSC) that resulted in an increase in the base rate and service charge revenues of CenterPoint Energy Arkla (Arkla) of approximately $27 million annually. In addition, the APSC approved a gas main replacement surcharge that provided $2 million of additional revenue in 2003 and is expected to provide additional amounts in subsequent years.

      In December 2002, a settlement was approved by the Oklahoma Corporation Commission that resulted in an increase in the base rate and service charge revenues of Arkla of approximately $6 million annually.

      In November 2003, Arkla filed a request with the Louisiana Public Service Commission (LPSC) for a $16 million increase to its base rate and service charge revenues in Louisiana. The case is expected to be resolved in mid-2004.

      In December 2003, a settlement was approved by the City of Houston that will result in an increase in the base rate and service charge revenues of CenterPoint Energy Entex (Entex) of approximately $7 million annually. Entex has submitted these settlement rates to the 28 other cities within its Houston Division and the Railroad Commission of Texas for consideration and approval. If all regulatory approvals are received from these 29 jurisdictions, Entex's base rate and service charge revenues are expected to increase by approximately $7 million annually in addition to the $7 million increase discussed above.

      On February 10, 2004, a settlement was approved by the LPSC that is expected to result in an increase in Entex's base rate and service charge revenues of approximately $2 million annually.

   (c) NUCLEAR DECOMMISSIONING TRUST

      Texas Genco is the beneficiary of decommissioning trusts that have been established to provide funding for decontamination and decommissioning of a nuclear electric generation station in which Texas Genco owns a 30.8% interest (see Notes 6 and 12(e)). CenterPoint Houston collects through rates or other authorized charges to its electric utility customers amounts designated for funding the decommissioning trusts, and deposits these amounts into the decommissioning trusts. Upon decommissioning of the facility, in the event funds from the trusts are inadequate, CenterPoint Houston or its successor will be required to collect through rates or other authorized charges to customers as contemplated by the Texas Utilities Code all additional amounts required to fund Texas Genco's obligations relating to the decommissioning of the facility. Following the completion of the decommissioning, if surplus funds remain in the decommissioning trust, the excess will be refunded to the ratepayers of CenterPoint Houston or its successor.

   (d) OTHER REGULATORY PROCEEDINGS

      City of Tyler, Texas Dispute. In July 2002, the City of Tyler, Texas, asserted that Entex had overcharged residential and small commercial customers in that city for excessive gas costs under supply agreements in effect since 1992. That dispute has been referred to the Texas Railroad Commission by agreement of the parties for a determination of whether Entex has properly and lawfully charged and collected for gas service to its residential and commercial customers in its Tyler distribution system for the period beginning November 1, 1992, and ending October 31, 2002. The Company believes that all costs for Entex's Tyler distribution system have been properly included and recovered from customers pursuant to Entex's filed tariffs.

      FERC Contract Inquiry. On September 15, 2003, the FERC issued a Show Cause Order to CenterPoint Energy Gas Transmission Company (CEGT), one of CERC's natural gas pipeline subsidiaries. In its Show Cause Order, the FERC contends that CEGT has failed to file with the FERC and post on the internet certain information relating to negotiated rate contracts that CEGT had entered into pursuant to 1996 FERC orders. Those orders authorized CEGT to enter into negotiated rate contracts that deviate from the rates prescribed under its filed FERC tariffs. The FERC also alleges that certain of the contracts contain provisions that CEGT was not authorized to negotiate under the terms of the 1996 orders.

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

      Following issuance of the Show Cause Order, CEGT made certain compliance filings, met with members of the FERC's staff and provided additional information relating to the FERC's Show Cause Order. On March 4, 2004, the FERC issued orders accepting CEGT's compliance filings and approving a Stipulation and Consent Agreement with CEGT that resolved the issues raised by the Show Cause Order. The resolution of these issues did not have a material impact on our results of operations, financial condition and cash flows.

(5) DERIVATIVE INSTRUMENTS

      Effective January 1, 2001, the Company adopted SFAS No. 133, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. This statement requires that derivatives be recognized at fair value in the balance sheet and that changes in fair value be recognized either currently in earnings or deferred as a component of other comprehensive income, depending on the intended use of the derivative instrument as hedging
(a) the exposure to changes in the fair value of an asset or liability (Fair Value Hedge) or (b) the exposure to variability in expected future cash flows (Cash Flow Hedge) or (c) the foreign currency exposure of a net investment in a foreign operation. For a derivative not designated as a hedging instrument, the gain or loss is recognized in earnings in the period it occurs.

      Adoption of SFAS No. 133 on January 1, 2001 resulted in an after-tax increase in net income of $58 million and a cumulative after-tax increase in accumulated other comprehensive income of $38 million.

      The Company is exposed to various market risks. These risks arise from transactions entered into in the normal course of business. The Company utilizes derivative financial instruments such as physical forward contracts, swaps and options (Energy Derivatives) to mitigate the impact of changes and cash flows of its natural gas businesses on its operating results and cash flows.

   (a) NON-TRADING ACTIVITIES

      Cash Flow Hedges. To reduce the risk from market fluctuations associated with purchased gas costs, the Company enters into energy derivatives in order to hedge certain expected purchases and sales of natural gas (non-trading energy derivatives). The Company applies hedge accounting for its non-trading energy derivatives utilized in non-trading activities only if there is a high correlation between price movements in the derivative and the item designated as being hedged. The Company analyzes its physical transaction portfolio to determine its net exposure by delivery location and delivery period. Because the Company's physical transactions with similar delivery locations and periods are highly correlated and share similar risk exposures, the Company facilitates hedging for customers by aggregating physical transactions and subsequently entering into non-trading energy derivatives to mitigate exposures created by the physical positions.

      During 2003, no hedge ineffectiveness was recognized in earnings from derivatives that are designated and qualify as Cash Flow Hedges. No component of the derivative instruments' gain or loss was excluded from the assessment of effectiveness. If it becomes probable that an anticipated transaction will not occur, the Company realizes in net income the deferred gains and losses recognized in accumulated other comprehensive loss. Once the anticipated transaction occurs, the accumulated deferred gain or loss recognized in accumulated other comprehensive loss is reclassified and included in the Company's Statements of Consolidated Operations under the caption "Fuel and Cost of Gas Sold." Cash flows resulting from these transactions in non-trading energy derivatives are included in the Statements of Consolidated Cash Flows in the same category as the item being hedged. As of December 31, 2003, the Company expects $38 million in accumulated other comprehensive loss to be reclassified into net income during the next twelve months.

      The maximum length of time the Company is hedging its exposure to the variability in future cash flows for forecasted transactions on existing financial instruments is primarily two years with a limited amount of exposure up to five years. The Company's policy is not to exceed five years in hedging its exposure.

      Interest Rate Swaps. As of December 31, 2003, the Company had an outstanding interest rate swap with a notional amount of $250 million to fix the interest rate applicable to floating rate short-term debt. This swap, which expired in January 2004, did not qualify as a cash flow hedge under SFAS No. 133, and was marked to market in the

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

Company's Consolidated Balance Sheets with changes reflected in interest expense in the Statements of Consolidated Operations.

      During the year ended December 31, 2002, the Company settled its forward-starting interest rate swaps having an aggregate notional amount of $1.5 billion at a cost of $156 million, which was recorded in other comprehensive income and reclassified $36 million and $12 million to interest expense in 2002 and 2003, respectively. The remaining $108 million in other comprehensive income is being amortized into interest expense in the same period during which the interest payments are made for the designated fixed-rate debt.

      Embedded Derivative. The Company's $575 million of convertible senior notes, issued May 19, 2003 and $255 million of convertible senior notes, issued December 17, 2003 (see Note 9), contain contingent interest provisions. The contingent interest component is an embedded derivative as defined by SFAS No. 133, and accordingly, must be split from the host instrument and recorded at fair value on the balance sheet. The value of the contingent interest components was not material at issuance or at December 31, 2003.

   (b) CREDIT RISKS

      In addition to the risk associated with price movements, credit risk is also inherent in the Company's non-trading derivative activities. Credit risk relates to the risk of loss resulting from non-performance of contractual obligations by a counterparty. The following table shows the composition of the non-trading derivative assets of the Company as of December 31, 2002 and 2003 (in millions):

                                                                           DECEMBER 31, 2002          DECEMBER 31, 2003
                                                                         ----------------------    ----------------------
                                                                         INVESTMENT                INVESTMENT
                                                                         GRADE(1)(2)     TOTAL     GRADE(1)(2)   TOTAL(3)
                                                                         -----------    -------    -----------   --------
Energy marketers.....................................................    $         7    $    22    $        24   $     35
Financial institutions...............................................              9          9             21         21
Other................................................................             --         --             --          1
                                                                         -----------    -------    -----------   --------
  Total..............................................................    $        16    $    31    $        45   $     57
                                                                         ===========    =======    ===========   ========

------------
(1) "Investment grade" is primarily determined using publicly available credit ratings along with the consideration of credit support (such as parent company guarantees) and collateral, which encompass cash and standby letters of credit.

(2) For unrated counterparties, the Company performs financial statement analysis, considering contractual rights and restrictions and collateral, to create a synthetic credit rating.

(3) The $35 million non-trading derivative asset includes an $11 million asset due to trades with Reliant Energy Services, Inc. (Reliant Energy Services), an affiliate until the date of the Reliant Resources Distribution. As of December 31, 2003, Reliant Energy Services did not have an investment grade rating.

   (c) GENERAL POLICY

      The Company has established a Risk Oversight Committee composed of corporate and business segment officers that oversees all commodity price and credit risk activities, including the Company's trading, marketing, risk management services and hedging activities. The committee's duties are to establish the Company's commodity risk policies, allocate risk capital within limits established by the Company's board of directors, approve trading of new products and commodities, monitor risk positions and ensure compliance with the Company's risk management policies and procedures and trading limits established by the Company's board of directors.

      The Company's policies prohibit the use of leveraged financial instruments. A leveraged financial instrument, for this purpose, is a transaction involving a derivative whose financial impact will be based on an amount other than the notional amount or volume of the instrument.

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

(6) JOINTLY OWNED ELECTRIC UTILITY PLANT

      Texas Genco owns a 30.8% interest in the South Texas Project, which consists of two 1,250 MW nuclear generating units and bears a corresponding 30.8% share of capital and operating costs associated with the project. The South Texas Project is owned as a tenancy in common among Texas Genco and three other co-owners, with each owner retaining its undivided ownership interest in the two generating units and the electrical output from those units. Texas Genco is severally liable, but not jointly liable, for the expenses and liabilities of the South Texas Project. Texas Genco and the three other co-owners organized the STP Nuclear Operating company (STPNOC) to operate and maintain the South Texas Project. STPNOC is managed by a board of directors comprised of one director appointed by each of the four co-owners, along with the chief executive officer of STPNOC. Texas Genco's share of direct expenses of the South Texas Project is included in discontinued operations in the Statements of Consolidated Operations. As of December 31, 2002 and 2003, Texas Genco's total utility plant for the South Texas Project was $385 million and $431 million, respectively (net of $2.2 billion accumulated depreciation which includes an impairment loss recorded in 1999 of $745 million). As of December 31, 2002 and 2003, Texas Genco's investment in nuclear fuel was $42 million (net of $302 million amortization) and $40 million (net of $316 million amortization), respectively. These assets are included in non-current assets of discontinued operations in the Consolidated Balance Sheets.

(7) INDEXED DEBT SECURITIES (ZENS) AND TIME WARNER SECURITIES

   (a) ORIGINAL INVESTMENT IN TIME WARNER SECURITIES

      In 1995, the Company sold a cable television subsidiary to Time Warner Inc. (TW) and received TW convertible preferred stock (TW Preferred) as partial consideration. On July 6, 1999, the Company converted its 11 million shares of TW Preferred into 45.8 million shares of Time Warner common stock (TW Common). Unrealized gains and losses resulting from changes in the market value of the TW Common are recorded in the Company's Statements of Consolidated Operations.

   (b) ZENS

      In September 1999, the Company issued its 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 (ZENS) having an original principal amount of $1.0 billion. ZENS are exchangeable for cash equal to the market value of a specified number of shares of TW common. The Company pays interest on the ZENS at an annual rate of 2% plus the amount of any quarterly cash dividends paid in respect of the shares of TW Common attributable to the ZENS. The principal amount of ZENS is subject to being increased to the extent that the annual yield from interest and cash dividends on the reference shares of TW Common is less than 2.309%. At December 31, 2003, ZENS having an original principal amount of $840 million and a contingent principal amount of $848 million were outstanding and were exchangeable, at the option of the holders, for cash equal to 95% of the market value of 21.6 million shares of TW Common deemed to be attributable to the ZENS. At December 31, 2003, the market value of such shares was approximately $389 million, which would provide an exchange amount of $440 for each $1,000 original principal amount of ZENS. At maturity, the holders of the ZENS will receive in cash the higher of the original principal amount of the ZENS (subject to adjustment as discussed above) or an amount based on the then-current market value of TW Common, or other securities distributed with respect to TW Common.

      Through December 31, 2003, holders of approximately 16% of the 17.2 million ZENS originally issued had exercised their right to exchange their ZENS for cash, resulting in aggregate cash payments by CenterPoint Energy of approximately $45 million.

      A subsidiary of the Company owns shares of TW Common and elected to liquidate a portion of such holdings to facilitate the Company's making the cash payments for the ZENS exchanged in 2002. In connection with the exchanges in 2002, the Company received net proceeds of approximately $43 million from the liquidation of approximately 4.1 million shares of TW Common at an average price of $10.56 per share. The Company now holds 21.6 million shares of TW Common which are classified as trading securities under SFAS No. 115 and are expected to be held to facilitate the Company's ability to meet its obligation under the ZENS.

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

      Upon adoption of SFAS No. 133 effective January 1, 2001, the ZENS obligation was bifurcated into a debt component and a derivative component (the holder's option to receive the appreciated value of TW Common at maturity). The derivative component was valued at fair value and determined the initial carrying value assigned to the debt component ($121 million) as the difference between the original principal amount of the ZENS ($1 billion) and the fair value of the derivative component at issuance ($879 million). Effective January 1, 2001 the debt component was recorded at its accreted amount of $122 million and the derivative component was recorded at its fair value of $788 million, as a current liability, resulting in a transition adjustment pre-tax gain of $90 million ($58 million net of tax). The transition adjustment gain was reported in the first quarter of 2001 as the effect of a change in accounting principle. Subsequently, the debt component accretes through interest charges at 17.5% annually up to the minimum amount payable upon maturity of the ZENS in 2029 (approximately $915 million) which reflects exchanges and adjustments to maintain a 2.309% annual yield, as discussed above. Changes in the fair value of the derivative component are recorded in the Company's Statements of Consolidated Operations. During 2001, 2002 and 2003, the Company recorded a loss of $70 million, a loss of $500 million and a gain of $106 million, respectively, on the Company's investment in TW Common. During 2001, 2002 and 2003, the Company recorded a gain of $58 million, a gain of $480 million and a loss of $96 million, respectively, associated with the fair value of the derivative component of the ZENS obligation. Changes in the fair value of the TW Common held by the Company are expected to substantially offset changes in the fair value of the derivative component of the ZENS.

     The following table sets forth summarized financial information regarding the Company's investment in TW securities and the Company's ZENS obligation (in millions).

                                                                                              DEBT         DERIVATIVE
                                                                               TW          COMPONENT       COMPONENT
                                                                           INVESTMENT       OF ZENS          OF ZENS
                                                                           ----------      ----------      ----------
Balance at December 31, 2000 .........................................     $      897      $    1,000      $       --
Transition adjustment from adoption of SFAS No. 133 ..................             --             (90)             --
Bifurcation of ZENS obligation .......................................             --            (788)            788
Accretion of debt component of ZENS ..................................             --               1              --
Gain on indexed debt securities ......................................             --              --             (58)
Loss on TW Common ....................................................            (70)             --              --
                                                                           ----------      ----------      ----------
Balance at December 31, 2001 .........................................            827             123             730
Accretion of debt component of ZENS ..................................             --               1              --
Gain on indexed debt securities ......................................             --              --            (480)
Loss on TW Common ....................................................           (500)             --              --
Liquidation of TW Common .............................................            (43)             --              --
Liquidation of ZENS, net of gain .....................................             --             (20)            (25)
                                                                           ----------      ----------      ----------
Balance at December 31, 2002 .........................................            284             104             225
Accretion of debt component of ZENS ..................................             --               1              --
Loss on indexed debt securities ......................................             --              --              96
Gain on TW Common ....................................................            106              --              --
                                                                           ----------      ----------      ----------
Balance at December 31, 2003 .........................................     $      390      $      105      $      321
                                                                           ==========      ==========      ==========

(8) EQUITY

   (a) CAPITAL STOCK

      At December 31, 2003, CenterPoint Energy has 1,020,000,000 authorized shares of capital stock, composed of 1,000,000,000 shares of $0.01 par value common stock and 20,000,000 shares of $0.01 par value preferred stock.

   (b) SHAREHOLDER RIGHTS PLAN

      The Company has a Shareholder Rights Plan that states that each share of its common stock includes one associated preference stock purchase right (Right) which entitles the registered holder to purchase from the Company a unit consisting of one-thousandth of a share of Series A Preference Stock. The Rights, which expire on December 11, 2011, are exercisable upon some events involving the acquisition of 20% or more of the Company's outstanding common stock. Upon the occurrence of such an event, each Right entitles the holder to receive common

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES stock with a current market price equal to two times the exercise price of the Right. At anytime prior to becoming exercisable, the Company may repurchase the Rights at a price of $0.005 per Right. There are 700,000 shares of Series A Preference Stock reserved for issuance upon exercise of the Rights.

(9) LONG-TERM DEBT AND SHORT-TERM BORROWINGS

                                                                            DECEMBER 31, 2002         DECEMBER 31, 2003
                                                                         -----------------------   -----------------------
                                                                         LONG-TERM    CURRENT(1)   LONG-TERM    CURRENT(1)
                                                                         ----------   ----------   ----------   ----------
                                                                                           (IN MILLIONS)
Short-term borrowings:
  Bank loans .........................................................                $      347                $       --
  Revolving credit facility ..........................................                        --                        63
                                                                                      ----------                ----------
     Total short-term borrowings .....................................                       347                        63
                                                                                      ----------                ----------
Long-term debt:
CenterPoint Energy:
  ZENS(2) ............................................................   $       --          104   $       --          105
  Senior notes 5.875% to 7.25% due 2008 to 2010 ......................           --           --          600           --
  Convertible senior notes 2.875% to 3.75% due 2023 to 2024 ..........           --           --          830           --
  Pollution control bonds 5.60% to 6.70% due 2012 to 2027(3) .........          380          167          380           --
  Pollution control bonds 4.70% to 8.00% due 2011 to 2030(4) .........          871           --        1,046           --
  Loans due 2006(5) ..................................................        3,850           --        1,450           10
  Junior subordinated debentures payable to affiliate 7.20% to
    8.257% due 2037 to 2048(6) .......................................           --           --          747           --
CenterPoint Houston:
  First mortgage bonds 7.50% to 9.15% due 2021 to 2023 ...............          615           --          102           --
  Series 2001-1 Transition Bonds 3.84% to 5.63% due 2004 to
    2013(7) ..........................................................          717           19          676           41
  Term loan, LIBOR plus 9.75%, due 2005(8) ...........................        1,310           --        1,310           --
  General mortgage bonds 5.60% to 6.95% due 2013 to 2033 .............           --           --        1,262           --
CERC Corp.:
  Convertible subordinated debentures 6.00% due 2012 .................           76           --           74           --
  Senior notes 5.95% to 8.90% due 2005 to 2014 .......................        1,331          500        2,251           --
  Junior subordinated debentures payable to affiliate 6.25% due
    2026(6) ..........................................................           --           --            6           --
Other ................................................................           45            6           46            5
Unamortized discount and premium(9) ..................................           (8)          13           (2)          --
                                                                         ----------   ----------   ----------   ----------
     Total long-term debt ............................................        9,187          809       10,778          161
                                                                         ----------   ----------   ----------   ----------
     Total borrowings ................................................   $    9,187   $    1,156   $   10,778   $      224
                                                                         ==========   ==========   ==========   ==========

------------
(1)   Includes amounts due or exchangeable within one year of the date noted.

(2) Upon adoption of SFAS No. 133 effective January 1, 2001, the Company's ZENS obligation was bifurcated into a debt component and an embedded derivative component. For additional information regarding ZENS, see Note 7(b). As ZENS are exchangeable for cash at any time at the option of the holders, these notes are classified as a current portion of long-term debt.

(3) These series of debt are secured by first mortgage bonds of CenterPoint Houston.

(4) $527 million of these series of debt is secured by general mortgage bonds of CenterPoint Houston.

(5) Classified as long-term debt because of the termination dates of the facilities under which the funds were borrowed.

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

(6) The junior subordinated debentures were issued to subsidiary trusts in connection with the issuance by those trusts of preferred securities. The trust preferred securities were deconsolidated effective December 31, 2003 pursuant to the adoption of FIN 46. This resulted in the junior subordinated debentures held by the trusts being reported as long-term debt. For further discussion, see Note 2(n).

(7)   For further discussion of the securitization financing, see Note 4(a).

(8) London inter-bank offered rate (LIBOR) has a minimum rate of 3% under the terms of this debt. This term loan is secured by general mortgage bonds of CenterPoint Houston.

(9) Debt acquired in business acquisitions is adjusted to fair market value as of the acquisition date. Included in long-term debt is additional unamortized premium related to fair value adjustments of long-term debt of $7 million and $6 million at December 31, 2002 and 2003, respectively, which is being amortized over the respective remaining term of the related long-term debt.

   (a) SHORT-TERM BORROWINGS

      Credit Facilities. As of December 31, 2003, CERC Corp. had a revolving credit facility that provided for an aggregate of $200 million in committed credit. As of December 31, 2003, $63 million was borrowed under the CERC Corp. revolving credit facility. The CERC Corp. revolver terminates on March 23, 2004.

      Rates for borrowings under CERC Corp.'s facility, including the facility fee, are the LIBOR plus 250 basis points based on current credit ratings and the applicable pricing grid. CERC Corp.'s revolving credit facility contains various business and financial covenants. CERC Corp. is prohibited from making loans to or other investments in the Company. CERC Corp. is currently in compliance with the covenants under the credit agreement. CERC Corp. is currently in discussions with banks seeking to arrange a replacement revolving credit facility and expects to have such a facility in place on or prior to the termination date of the existing facility.

      The weighted average interest rate on short-term borrowings at December 31, 2002 and December 31, 2003 was 5.4% and 5.0%, respectively. These interest rates exclude facility fees and other fees paid in connection with the arrangement of the bank facilities. As of December 31, 2003, cash aggregating $21 million was invested in a money market fund.

   (b) LONG-TERM DEBT

      On October 7, 2003, the Company entered into a three-year credit facility composed of a revolving credit facility of $1.4 billion and a $925 million term loan from institutional investors. The facility matures on October 7, 2006 and requires prepayments aggregating $20 million. Borrowings under the revolver ($523 million at December 31, 2003) bear interest based on LIBOR rates under a pricing grid tied to the Company's credit ratings. At the Company's current ratings, the interest rate for borrowings under the revolver is LIBOR plus 300 basis points. The interest rate for borrowings under the term loan is LIBOR plus 350 basis points. The Company's Texas Genco stock is pledged to the lenders under the facility and the Company has agreed to limit the dividend paid on its common stock to $0.10 per share per quarter. The facility provides that until such time as the facility has been reduced to $750 million, 100% of the net cash proceeds from any securitizations relating to the recovery of the true-up components, after making any payments required under CenterPoint Houston's $1.3 billion term loan, and the net cash proceeds of any sales of the common stock of Texas Genco owned by the Company or of material portions of Texas Genco's assets shall be applied to repay loans under the facility and reduce that facility. Any money raised in other future capital markets offerings and in the sale of other significant assets is not required to be used to pay down the facility. The facility requires the Company not to fall below a minimum interest coverage ratio and not to exceed a maximum leverage ratio. The facility refinanced and replaced a prior bank facility that, as of September 30, 2003, consisted of an $856 million term loan and a $1.5 billion revolver. In connection with entering into the new facility, the Company paid up-front fees of approximately $16 million and avoided a payment of $18 million which would have been due under the prior facility on October 9, 2003. Additionally, in October 2003, the Company expensed $21 million of unamortized loan costs associated with the prior facility.

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

      On March 18, 2003, CenterPoint Houston issued $762 million aggregate principal amount of general mortgage bonds composed of $450 million principal amount of 10-year bonds with an interest rate of 5.7% and $312 million principal amount of 30-year bonds with an interest rate of 6.95%. Proceeds were used to redeem approximately $312 million aggregate principal amount of CenterPoint Houston's first mortgage bonds and to repay $429 million of intercompany notes payable to CenterPoint Energy by CenterPoint Houston. Proceeds from the note repayment were ultimately used by CenterPoint Energy to repay $150 million aggregate principal amount of medium-term notes maturing on April 21, 2003 and to repay borrowings under the Company's prior facility, including $50 million of term loan repayments.

      On March 25 and April 14, 2003, CERC issued $650 million aggregate principal amount and $112 million aggregate principal amount, respectively, of 7.875% senior notes due in 2013. A portion of the proceeds was used to refinance $360 million aggregate principal amount of CERC's 6 3/8% Term Enhanced ReMarketable Securities (TERM Notes) and to pay costs associated with the refinancing. Proceeds were also used to repay approximately $340 million of bank borrowings under CERC's $350 million revolving credit facility prior to its expiration on March 31, 2003.

      On April 9, 2003, the Company remarketed $175 million aggregate principal amount of pollution control bonds that it had owned since the fourth quarter of 2002. Remarketed bonds maturing in 2029 have a principal amount of $75 million and an interest rate of 8%. Remarketed bonds maturing in 2018 have a principal amount of $100 million and an interest rate of 7.75%. Proceeds from the remarketing were used to repay bank debt. At December 31, 2002, the $175 million of bonds owned by the Company were not reflected as outstanding debt in the Company's Consolidated Balance Sheets.

      On May 19, 2003, the Company issued $575 million aggregate principal amount of convertible senior notes due May 15, 2023 with an interest rate of 3.75%. Holders may convert each of their notes into shares of CenterPoint Energy common stock, initially at a conversion rate of 86.3558 shares of common stock per $1,000 principal amount of notes at any time prior to maturity, under the following circumstances: (1) if the last reported sale price of CenterPoint Energy common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous calendar quarter is greater than or equal to 120% or, following May 15, 2008, 110% of the conversion price per share of CenterPoint Energy common stock on such last trading day, (2) if the notes have been called for redemption, (3) during any period in which the credit ratings assigned to the notes by both Moody's Investors Service, Inc. (Moody's) and Standard & Poor's Ratings Services (S&P), a division of The McGraw-Hill Companies, are lower than Ba2 and BB, respectively, or the notes are no longer rated by at least one of these ratings services or their successors, or (4) upon the occurrence of specified corporate transactions, including the distribution to all holders of CenterPoint Energy common stock of certain rights entitling them to purchase shares of CenterPoint Energy common stock at less than the last reported sale price of a share of CenterPoint Energy common stock on the trading day prior to the declaration date of the distribution or the distribution to all holders of CenterPoint Energy common stock of the Company's assets, debt securities or certain rights to purchase the Company's securities, which distribution has a per share value exceeding 15% of the last reported sale price of a share of CenterPoint Energy common stock on the trading day immediately preceding the declaration date for such distribution. The convertible senior notes also have a contingent interest feature requiring contingent interest to be paid to holders of notes commencing on or after May 15, 2008, in the event that the average trading price of a note for the applicable five trading day period equals or exceeds 120% of the principal amount of the note as of the day immediately preceding the first day of the applicable six-month interest period. For any six-month period, contingent interest will be equal to 0.25% of the average trading price of the note for the applicable five-trading-day period. Proceeds from the issuance of the convertible senior notes were used for term loan repayments and to repay revolver borrowings under the Company's prior facility in the amount of $557 million and $0.75 million, respectively.

      On May 23, 2003, CenterPoint Houston issued $200 million aggregate principal amount of 20-year general mortgage bonds with an interest rate of 5.6%. Proceeds were used to redeem $200 million aggregate principal amount of CenterPoint Houston's 7.5% first mortgage bonds due 2023 at 103.51% of their principal amount.

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

      On May 27, 2003, the Company issued $400 million aggregate principal amount of senior notes composed of $200 million principal amount of 5-year notes with an interest rate of 5.875% and $200 million principal amount of 12-year notes with an interest rate of 6.85%. Proceeds in the amount of $397 million were used for repayments of the term loan under the Company's prior facility.

      In July 2003, the Company remarketed two series of insurance-backed pollution control bonds aggregating $151 million, reducing the interest rate from 5.8% to 4%. Of the total amount of bonds remarketed, $92 million mature on August 1, 2015 and $59 million mature on October 15, 2015.

      On September 2, 2003, CenterPoint Houston and the lender parties thereto amended the $1.3 billion term loan to, among other things, allow CenterPoint Houston to issue an additional $500 million of debt secured by its general mortgage bonds without requiring that the net proceeds be applied to prepay the loans outstanding under that term loan.

      On September 9, 2003, CenterPoint Houston issued $300 million aggregate principal amount of 5.75% general mortgage bonds due January 15, 2014. This issuance utilized $300 million of the additional debt capacity of CenterPoint Houston described in the preceding paragraph. Proceeds were used to repay approximately $258 million of intercompany notes payable to CenterPoint Energy and to repay approximately $40 million of money pool borrowings. Proceeds in the amount of approximately $292 million from the note and money pool repayments were ultimately used by CenterPoint Energy to repay a portion of the term loan under the Company's prior facility.

      On September 9, 2003, the Company issued $200 million aggregate principal amount of 7.25% senior notes due September 1, 2010. Proceeds in the amount of approximately $198 million were used to repay a portion of the term loan under the Company's prior facility.

      As a result of the term loan repayments made from the proceeds of the September 9, 2003 debt issuances by CenterPoint Houston and the Company discussed above, in September 2003, the Company expensed $12.2 million of unamortized loan costs that were associated with the term loan under the Company's prior facility.

      On November 3, 2003, CERC issued $160 million aggregate principal amount of its 5.95% senior notes due 2014. CERC accepted $140 million aggregate principal amount of CERC's TERM Notes maturing in November 2003 and $1.25 million as consideration for the unsecured senior notes. CERC retired the TERM notes received and used the remaining proceeds to finance remaining costs of issuance of the notes and for general corporate purposes.

      On December 17, 2003, the Company issued $255 million aggregate principal amount of convertible senior notes due January 15, 2024 with an interest rate of 2.875%. Holders may convert each of their notes into shares of CenterPoint Energy common stock, initially at a conversion rate of 78.064 shares of common stock per $1,000 principal amount of notes at any time prior to maturity, under the following circumstances: (1) if the last reported sale price of CenterPoint Energy common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous calendar quarter is greater than or equal to 120% of the conversion price per share of CenterPoint Energy common stock on such last trading day, (2) if the notes have been called for redemption, (3) during any period in which the credit ratings assigned to the notes by both Moody's and S&P are lower than Ba2 and BB, respectively, or the notes are no longer rated by at least one of these ratings services or their successors, or (4) upon the occurrence of specified corporate transactions, including the distribution to all holders of CenterPoint Energy common stock of certain rights entitling them to purchase shares of CenterPoint Energy common stock at less than the last reported sale price of a share of CenterPoint Energy common stock on the trading day prior to the declaration date of the distribution or the distribution to all holders of CenterPoint Energy common stock of the Company's assets, debt securities or certain rights to purchase the Company's securities, which distribution has a per share value exceeding 15% of the last reported sale price of a share of CenterPoint Energy common stock on the trading day immediately preceding the declaration date for such distribution. CenterPoint Energy may elect to satisfy part or all of its conversion obligation by delivering cash in lieu of shares of CenterPoint Energy common stock. The convertible senior notes also have a contingent interest feature requiring contingent interest to be paid to holders of notes commencing on or after January 15, 2007, in the event that the average trading price of a note for the applicable five-trading-day period equals or exceeds 120% of the principal amount of the note as of the day immediately preceding the first day of the applicable six-month interest period. For

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES any six-month period, contingent interest will be equal to 0.25% of the average trading price of the note for the applicable five-trading-day period. Proceeds from the issuance of the convertible senior notes were used to redeem, in January 2004, $250 million liquidation amount of the 8.125% trust preferred securities issued by HL&P Capital Trust I. Pending such use, the net proceeds were used to repay a portion of the outstanding borrowings under the Company's revolving credit facility.

      In February 2004, $56 million aggregate principal amount of collateralized 5.6% pollution control bonds due 2027 and $44 million aggregate principal amount of 4.25% collateralized insurance-backed pollution control bonds due 2017 were issued on behalf of CenterPoint Houston. The pollution control bonds are collateralized by general mortgage bonds of CenterPoint Houston with principal amounts, interest rates and maturities that match the pollution control bonds. The proceeds were used to redeem two series of 6.7% collateralized pollution control bonds with an aggregate principal amount of $100 million issued on behalf of CenterPoint Energy. CenterPoint Houston's 6.7% first mortgage bonds which collateralized CenterPoint Energy's payment obligations under the refunded pollution control bonds were retired in connection with the March 2004 redemption of the refunded pollution control bonds. CenterPoint Houston's 6.7% notes payable to CenterPoint Energy were also extinguished upon the redemption of the refunded pollution control bonds.

      Junior Subordinated Debentures (Trust Preferred Securities). In February 1997, two Delaware statutory business trusts created by CenterPoint Energy (HL&P Capital Trust I and HL&P Capital Trust II) issued to the public (a) $250 million aggregate amount of preferred securities and (b) $100 million aggregate amount of capital securities, respectively. In February 1999, a Delaware statutory business trust created by CenterPoint Energy (REI Trust I) issued $375 million aggregate amount of preferred securities to the public. Each of the trusts used the proceeds of the offerings to purchase junior subordinated debentures issued by CenterPoint Energy having interest rates and maturity dates that correspond to the distribution rates and the mandatory redemption dates for each series of preferred securities or capital securities. As discussed in Note 2(n), upon the Company's adoption of FIN 46, the junior subordinated debentures discussed above are included in long-term debt as of December 31, 2003.

      The junior subordinated debentures are the trusts' sole assets and their entire operations. CenterPoint Energy considers its obligations under the Amended and Restated Declaration of Trust, Indenture, Guaranty Agreement and, where applicable, Agreement as to Expenses and Liabilities, relating to each series of preferred securities or capital securities, taken together, to constitute a full and unconditional guarantee by CenterPoint Energy of each trust's obligations with respect to the respective series of preferred securities or capital securities.

      The preferred securities and capital securities are mandatorily redeemable upon the repayment of the related series of junior subordinated debentures at their stated maturity or earlier redemption. Subject to some limitations, CenterPoint Energy has the option of deferring payments of interest on the junior subordinated debentures. During any deferral or event of default, CenterPoint Energy may not pay dividends on its capital stock. As of December 31, 2003, no interest payments on the junior subordinated debentures had been deferred.

      The outstanding aggregate liquidation amount, distribution rate and mandatory redemption date of each series of the preferred securities or capital securities of the trusts described above and the identity and similar terms of each related series of junior subordinated debentures are as follows:

                                               AGGREGATE
                                              LIQUIDATION                          MANDATORY
                                             AMOUNTS AS OF     DISTRIBUTION       REDEMPTION
                                             DECEMBER 31,          RATE/             DATE/
TRUST                                        2002 AND 2003     INTEREST RATE     MATURITY DATE   JUNIOR SUBORDINATED DEBENTURES
-----                                        -------------     -------------    --------------   ------------------------------
                                             (IN MILLIONS)
REI Trust I............................      $         375          7.20%       March 2048       7.20% Junior Subordinated
                                                                                                 Debentures
HL&P Capital Trust I(1)................      $         250         8.125%       March 2046       8.125% Junior Subordinated
                                                                                                 Deferrable Interest Debentures
                                                                                                 Series A
HL&P Capital Trust II..................      $         100         8.257%       February 2037    8.257% Junior Subordinated
                                                                                                 Deferrable Interest Debentures
                                                                                                 Series B

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

------------
(1) The preferred securities issued by HL&P Capital Trust I having an aggregate liquidation amount of $250 million were redeemed at 100% of their aggregate liquidation amount in January 2004.

      In June 1996, a Delaware statutory business trust created by CERC Corp. (CERC Trust) issued $173 million aggregate amount of convertible preferred securities to the public. CERC Trust used the proceeds of the offering to purchase convertible junior subordinated debentures issued by CERC Corp. having an interest rate and maturity date that correspond to the distribution rate and mandatory redemption date of the convertible preferred securities. The convertible junior subordinated debentures represent CERC Trust's sole asset and its entire operations. CERC Corp. considers its obligation under the Amended and Restated Declaration of Trust, Indenture and Guaranty Agreement relating to the convertible preferred securities, taken together, to constitute a full and unconditional guarantee by CERC Corp. of CERC Trust's obligations with respect to the convertible preferred securities.

      The convertible preferred securities are mandatorily redeemable upon the repayment of the convertible junior subordinated debentures at their stated maturity or earlier redemption. Effective January 7, 2003, the convertible preferred securities are convertible at the option of the holder into $33.62 of cash and 2.34 shares of CenterPoint Energy common stock for each $50 of liquidation value. As of December 31, 2002 and 2003, $0.4 million liquidation amount of convertible preferred securities were outstanding. The securities, and their underlying convertible junior subordinated debentures, bear interest at 6.25% and mature in June 2026. Subject to some limitations, CERC Corp. has the option of deferring payments of interest on the convertible junior subordinated debentures. During any deferral or event of default, CERC Corp. may not pay dividends on its common stock to CenterPoint Energy. As of December 31, 2003, no interest payments on the convertible junior subordinated debentures had been deferred.

      Maturities. The Company's maturities of long-term debt, capital leases and sinking fund requirements, excluding the ZENS obligation and $250 million of securities called for redemption in 2004, are $57 million in 2004, $1.7 billion in 2005, $1.7 billion in 2006, $69 million in 2007 and $572 million in 2008. The 2004 amount is net of sinking fund payments that can be satisfied with bonds that had been acquired and retired as of December 31, 2003.

      Liens. As of December 31, 2003, CenterPoint Houston's assets were subject to liens securing approximately $482 million of first mortgage bonds. Sinking or improvement fund and replacement fund requirements on the first mortgage bonds may be satisfied by certification of property additions. Sinking fund and replacement fund requirements for 2001, 2002 and 2003 have been satisfied by certification of property additions. The replacement fund requirement to be satisfied in 2004 is approximately $142 million, and the sinking fund requirement to be satisfied in 2004 is approximately $4 million. The Company expects CenterPoint Houston to meet these 2004 obligations by certification of property additions. At December 31, 2003, CenterPoint Houston's assets were also subject to liens securing approximately $3.1 billion of general mortgage bonds which are junior to the liens of the first mortgage bonds.

      Securitization. For a discussion of the securitization financing completed in October 2001, see Note 4(a).

      Transportation Agreement. A subsidiary of CERC Corp. had an agreement (ANR Agreement) with ANR Pipeline Company (ANR) that contemplated that this subsidiary would transfer to ANR an interest in some of CERC Corp.'s pipeline and related assets. In 2001, this subsidiary was transferred to Reliant Resources as a result of CenterPoint Energy's planned divestiture of certain unregulated business operations. However, CERC retained the pipelines covered by the ANR Agreement. Therefore, the subsequent divestiture of Reliant Resources by CenterPoint Energy on September 30, 2002, resulted in a conversion of CERC's obligation to ANR into an obligation to Reliant Resources. As of December 31, 2002, the Company had recorded $5 million and $36 million in current portion of long-term debt and long-term debt, respectively, and as of December 31, 2003, the Company had recorded $-0- and $36 million in current portion of long-term debt and long-term debt, respectively, in its Consolidated Balance Sheets to reflect this obligation for the use of 130 million cubic feet (Mmcf)/day of capacity in some of CERC's transportation facilities. The volume of transportation declined to 100 Mmcf/day in the year 2003 and CERC refunded $5 million to Reliant Resources. The ANR Agreement will terminate in 2005 with a refund of $36 million to Reliant Resources.

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

(10) STOCK-BASED INCENTIVE COMPENSATION PLANS AND EMPLOYEE BENEFIT PLANS

   (a) INCENTIVE COMPENSATION PLANS

      The Company has long-term incentive compensation plans (LICPs) that provide for the issuance of stock-based incentives, including performance-based shares, performance-based units, restricted shares, stock options and stock appreciation rights to directors, officers and key employees. A maximum of approximately 37 million shares of CenterPoint Energy common stock may be issued under these plans.

      Performance-based shares, performance-based units and restricted shares are granted to employees without cost to the participants. The performance shares and units vest three years after the grant date based upon the performance of the Company over a three-year cycle, except as discussed below. The restricted shares vest at various times ranging from immediately to at the end of a three-year period. Upon vesting, the shares are issued to the plan participants.

      During 2001, 2002 and 2003, the Company recorded compensation expense of $6 million, $2 million and $9 million, respectively, related to performance-based shares, performance-based units and restricted share grants. Included in these amounts is $5 million in compensation expense for 2001 related to Reliant Resources' participants. In addition, compensation benefit of $1 million was recorded in 2002 related to Reliant Resources' participants. Amounts for Reliant Resources' participants are reflected in discontinued operations in the Statements of Consolidated Operations.

      The following table summarizes the Company's performance-based units, performance-based shares and restricted share grant activity for the years 2001 through 2003:

                                                                 NUMBER OF               NUMBER OF
                                                             PERFORMANCE-BASED       PERFORMANCE-BASED          NUMBER OF
                                                                   UNITS                  SHARES            RESTRICTED SHARES
                                                             -----------------       -----------------      -----------------
Outstanding at December 31, 2000.......................                 --                 1,067,867                458,612
  Granted..............................................             83,670                        --                  2,623
  Canceled.............................................                 --                   (17,154)                (2,778)
  Released to participants.............................                 --                  (424,623)              (249,895)
                                                             -------------           ---------------        ---------------
Outstanding at December 31, 2001.......................             83,670                   626,090                208,562
  Granted..............................................                 --                   451,050                     --
  Canceled.............................................             (5,625)                 (176,258)               (41,892)
  Released to participants.............................               (120)                 (447,060)               (78,768)
                                                             -------------           ---------------        ---------------
Outstanding at December 31, 2002.......................             77,925                   453,822                 87,902
  Granted..............................................                 --                   840,920                583,613
  Shares converted at Texas Genco Distribution.........                 --                    25,746                 23,219
  Canceled.............................................            (29,515)                  (43,386)               (14,240)
  Released to participants.............................             (1,441)                   (7,042)              (113,056)
                                                             -------------           ---------------        ---------------
Outstanding at December 31, 2003.......................             46,969                 1,270,060                567,438
                                                             =============           ===============        ===============
Weighted average fair value granted for 2001...........                              $            --        $         38.13
                                                                                     ===============        ===============
Weighted average fair value granted for 2002...........                              $         12.00        $            --
                                                                                     ===============        ===============
Weighted average fair value granted for 2003...........                              $          5.70        $          5.83
                                                                                     ===============        ===============

      The maximum value associated with the performance-based units granted in 2001 was $150 per unit.

      Effective with the Reliant Resources Distribution which occurred on September 30, 2002, the Company's compensation committee authorized the conversion of outstanding CenterPoint Energy performance-based shares for the performance cycle ending December 31, 2002 to a number of restricted shares of CenterPoint Energy's common stock equal to the number of performance-based shares that would have vested if the performance objectives for the performance cycle were achieved at the maximum level for substantially all shares. These restricted shares vested if the participant holding the shares remained employed with the Company or with Reliant Resources and its subsidiaries through December 31, 2002. On the date of the Reliant Resources Distribution, holders of these restricted shares received shares of Reliant Resources common stock in the same manner as other

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES holders of CenterPoint Energy common stock, but these shares of common stock were subject to the same vesting schedule, as well as to the terms and conditions of the plan under which the original performance shares were granted. Thus, following the Reliant Resources Distribution, employees who held performance-based shares under the LICP for the performance cycle ending December 31, 2002 held restricted shares of CenterPoint Energy common stock and restricted shares of Reliant Resources common stock, which vested following continuous employment through December 31, 2002.

      Effective with the Reliant Resources Distribution, the Company converted all outstanding CenterPoint Energy stock options granted prior to the Reliant Resources Offering to a combination of adjusted CenterPoint Energy stock options and Reliant Resources stock options. For the converted stock options, the sum of the intrinsic value of the CenterPoint Energy stock options immediately prior to the record date of the Reliant Resources Distribution equaled the sum of the intrinsic values of the adjusted CenterPoint Energy stock options and the Reliant Resources stock options granted immediately after the record date of the Reliant Resources Distribution. As such, Reliant Resources employees who do not work for the Company hold stock options of the Company. Both the number and the exercise price of all outstanding CenterPoint Energy stock options that were granted on or after the Reliant Resources Offering were adjusted to maintain the total intrinsic value of the grants.

      During January 2003, due to the Texas Genco Distribution, the Company granted additional CenterPoint Energy shares to participants with performance-based and restricted shares that had not yet vested as of the record date of December 20, 2002. These additional shares are subject to the same vesting schedule and the terms and conditions of the plan under which the original shares were granted. Also in connection with this distribution, both the number and the exercise price of all outstanding CenterPoint Energy stock options were adjusted to maintain the total intrinsic value of the stock option grants.

      Under the Company's plans, stock options generally become exercisable in one-third increments on each of the first through third anniversaries of the grant date. The exercise price is the average of the high and low sales price of the common stock on the New York Stock Exchange on the grant date. The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" (APB Opinion No. 25), and related interpretations in accounting for its stock option plans. Accordingly, no compensation expense has been recognized for these fixed stock options. The following table summarizes stock option activity related to the Company for the years 2001 through 2003:

                                                                                    NUMBER OF    WEIGHTED AVERAGE
                                                                                      SHARES      EXERCISE PRICE
                                                                                   -----------   ----------------
Outstanding at December 31, 2000 ...............................................    10,042,435   $          24.13
  Options granted ..............................................................     1,887,668              46.23
  Options exercised ............................................................    (1,812,022)             24.11
  Options canceled .............................................................      (289,610)             27.38
                                                                                   -----------
Outstanding at December 31, 2001 ...............................................     9,828,471              28.34
  Options granted ..............................................................     3,115,399               7.12
  Options converted at Reliant Resources Distribution ..........................       742,636              29.01
  Options exercised ............................................................       (71,273)             20.59
  Options canceled .............................................................    (1,155,351)             16.11
                                                                                   -----------
Outstanding at December 31, 2002 ...............................................    12,459,882              18.26
  Options granted ..............................................................     2,217,546               5.69
  Options converted at Texas Genco Distribution ................................       751,867              17.21
  Options exercised ............................................................       (80,750)              6.44
  Options canceled .............................................................      (275,408)             16.40
                                                                                   -----------
Outstanding at December 31, 2003 ...............................................    15,073,137   $          15.59
                                                                                   ===========   ================
Options exercisable at December 31, 2001 .......................................     3,646,228   $          25.38
                                                                                   ===========   ================
Options exercisable at December 31, 2002 .......................................     6,854,910   $          19.78
                                                                                   ===========   ================
Options exercisable at December 31, 2003 .......................................    10,285,689   $          18.09
                                                                                   ===========   ================

      Exercise prices for CenterPoint Energy stock options outstanding held by Company employees ranged from

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

$4.78 to $32.26. The following tables provide information with respect to outstanding CenterPoint Energy stock options held by the Company's employees on December 31, 2003:

                                                                                                                 REMAINING AVERAGE
                                                                            OPTIONS               AVERAGE        CONTRACTUAL LIFE
                                                                          OUTSTANDING         EXERCISE PRICE          (YEARS)
                                                                          -----------         --------------     -----------------
Ranges of Exercise Prices:
  $4.78-$10.00....................................................          4,970,404         $         6.11            8.3
  $10.01-$15.00...................................................          3,780,686                  13.99            4.4
  $15.01-$20.00...................................................          3,155,294                  18.05            3.4
  $20.01-$30.00...................................................            718,592                  22.96            5.2
  $30.01-$32.26...................................................          2,448,161                  31.96            6.8
                                                                           ----------
    Total.........................................................         15,073,137                  15.59            5.9
                                                                           ==========

      The following table provides information with respect to CenterPoint Energy stock options exercisable at December 31, 2003:

                                                                         OPTIONS          AVERAGE
                                                                       EXERCISABLE    EXERCISE PRICE
                                                                       -----------    --------------
Ranges of Exercise Prices:
  $4.78-$10.00...........................................                  973,821    $         6.42
  $10.01-$15.00..........................................                3,780,686             13.99
  $15.01-$20.00..........................................                3,131,858             18.06
  $20.01-$30.00..........................................                  695,012             22.89
  $30.01-$32.26..........................................                1,704,312             31.97
                                                                       -----------
     Total...............................................               10,285,689             18.09
                                                                       ===========

      In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), and SFAS No. 148, "Accounting for Stock-Based Compensation Transition and Disclosure -- an Amendment of SFAS No. 123", the Company applies the guidance contained in APB Opinion No. 25 and discloses the required pro-forma effect on net income of the fair value based method of accounting for stock compensation. The weighted average fair values at date of grant for CenterPoint Energy options granted during 2001, 2002 and 2003 were $9.25, $1.40 and $1.66, respectively. The fair values were estimated using the Black-Scholes option valuation model with the following assumptions:

                                                 2001        2002        2003
                                               --------    --------    --------
Expected life in years.....................           5           5           5
Interest rate..............................        4.87%       2.83%       2.62%
Volatility.................................       31.91%      48.95%      52.60%
Expected common stock dividend.............    $   1.50    $   0.64    $   0.40

      Pro-forma information for 2001, 2002 and 2003 is provided to take into account the amortization of stock-based compensation to expense on a straight-line basis over the vesting period. Had compensation costs been determined as prescribed by SFAS No. 123, the Company's net income and earnings per share would have been as follows:

                                                                                         2001          2002           2003
                                                                                      -----------   -----------   ------------
                                                                                      (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Net income (loss) as reported.....................................................    $       980   $    (3,920)  $        484
Deduct: Total stock-based employee compensation expense determined under
  fair value based method for all awards, net of related tax effects..............            (12)           (9)           (10)
                                                                                      -----------   -----------   ------------
Pro-forma net income(loss)........................................................    $       968   $    (3,929)  $        474
                                                                                      ===========   ===========   ============
Basic Earnings Per Share:
  As reported.....................................................................    $      3.38   $    (13.16)  $       1.59
  Pro-forma.......................................................................    $      3.34   $    (13.16)  $       1.56
Diluted Earnings Per Share:
  As reported.....................................................................    $      3.35   $    (13.08)  $       1.58
  Pro-forma.......................................................................    $      3.31   $    (13.08)  $       1.55

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

(b) PENSION AND POSTRETIREMENT BENEFITS

      The Company maintains a non-contributory qualified defined benefit plan covering substantially all employees, with benefits determined using a cash balance formula. Under the cash balance formula, participants accumulate a retirement benefit based upon 4% of eligible earnings and accrued interest. Prior to 1999, the pension plan accrued benefits based on years of service, final average pay and covered compensation. As a result, certain employees participating in the plan as of December 31, 1998 are eligible to receive the greater of the accrued benefit calculated under the prior plan through 2008 or the cash balance formula.

      The Company provides certain healthcare and life insurance benefits for retired employees on a contributory and non-contributory basis. Employees become eligible for these benefits if they have met certain age and service requirements at retirement, as defined in the plans. Under plan amendments, effective in early 1999, healthcare benefits for future retirees were changed to limit employer contributions for medical coverage.

      Such benefit costs are accrued over the active service period of employees. The net unrecognized transition obligation, resulting from the implementation of accrual accounting, is being amortized over approximately 20 years.

      On January 12, 2004, the FASB issued FSP FAS 106-1. In accordance with FSP FAS 106-1, the Company's postretirement benefits obligations and net periodic postretirement benefit cost in the financial statements and accompanying notes do not reflect the effects of the legislation. Specific authoritative guidance on the accounting for the legislation is pending and that guidance, when issued, may require the Company to change previously reported information.

      The Company's net periodic cost includes the following components relating to pension and postretirement benefits:

                                                                  YEAR ENDED DECEMBER 31,
                                     ---------------------------------------------------------------------------------
                                                2001                       2002                        2003
                                     -------------------------   -------------------------   --------   --------------
                                     PENSION    POSTRETIREMENT   PENSION    POSTRETIREMENT   PENSION    POSTRETIREMENT
                                     BENEFITS      BENEFITS      BENEFITS      BENEFITS      BENEFITS     BENEFITS
                                     --------   --------------   --------   --------------   --------   --------------
                                                                       (IN MILLIONS)
Service cost.....................    $     35   $            5   $     32   $            5   $     37   $            4
Interest cost....................          99               31        104               32        102               31
Expected return on plan assets...        (138)             (13)      (126)             (13)       (92)             (11)
Net amortization.................          (3)              14         16               13         43               13
Curtailment......................         (23)              40         --               --         --               --
Benefit enhancement..............          69               --          9                3         --               --
Settlement.......................          --               --         --              (18)        --               --
                                     --------   --------------   --------   --------------   --------   --------------
Net periodic cost................    $     39   $           77   $     35   $           22   $     90   $           37
                                     ========   ==============   ========   ==============   ========   ==============
Above amounts reflect the
  following net periodic cost
  (benefit) related to
  discontinued operations........    $     44   $           49   $     11   $           (9)  $     17   $            4
                                     ========   ==============   ========   ==============   ========   ==============

      The Company used the following assumptions to determine net periodic cost relating to pension and postretirement benefits:

                                                                        DECEMBER 31,
                                     ---------------------------------------------------------------------------------
                                                2001                       2002                        2003
                                     -------------------------   -------------------------   --------   --------------
                                     PENSION    POSTRETIREMENT   PENSION    POSTRETIREMENT   PENSION    POSTRETIREMENT
                                     BENEFITS      BENEFITS      BENEFITS      BENEFITS      BENEFITS      BENEFITS
                                     --------   --------------   --------   --------------   --------   --------------
Discount rate....................      7.50%        7.50%         7.25%          7.25%         6.75%        6.75%
Expected return on plan
  assets.........................      10.0%        10.0%          9.5%           9.5%          9.0%         9.0%
Rate of increase in
  compensation levels............       4.1%          --           4.1%            --           4.1%          --

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

      In determining net periodic benefits cost, the Company uses fair value, as of the beginning of the year, as its basis for determining expected return on plan assets.

      The following table displays the change in the benefit obligation, the fair value of plan assets and the amounts included in the Company's Consolidated Balance Sheets as of December 31, 2002 and 2003 for the Company's pension and postretirement benefit plans:

                                                                               DECEMBER 31,
                                                          -----------------------------------------------------
                                                                    2002                        2003
                                                          -------------------------   -------------------------
                                                          PENSION    POSTRETIREMENT   PENSION    POSTRETIREMENT
                                                          BENEFITS      BENEFITS      BENEFITS      BENEFITS
                                                          --------   --------------   --------   --------------
                                                                             (IN MILLIONS)
CHANGE IN BENEFIT OBLIGATION
Benefit obligation, beginning of year..................   $  1,485   $          456   $  1,550   $          479
Service cost...........................................         32                5         37                4
Interest cost..........................................        104               32        102               31
Participant contributions..............................         --                7         --                8
Benefits paid..........................................       (136)             (26)      (142)             (43)
Plan amendments........................................         --               --          4               (5)
Actuarial loss.........................................         56               20        141               44
Curtailment, benefit enhancement and settlement........          9              (15)        --               --
                                                          --------   --------------   --------   --------------
Benefit obligation, end of year........................   $  1,550   $          479   $  1,692   $          518
                                                          ========   ==============   ========   ==============
CHANGE IN PLAN ASSETS
Plan assets, beginning of year.........................   $  1,376   $          139   $  1,054   $          131
Employer contributions.................................         --               30         23               34
Participant contributions..............................         --                7         --                8
Benefits paid..........................................       (136)             (26)      (142)             (43)
Actual investment return...............................       (186)             (19)       259               20
                                                          --------   --------------   --------   --------------
Plan assets, end of year...............................   $  1,054   $          131   $  1,194   $          150
                                                          ========   ==============   ========   ==============
RECONCILIATION OF FUNDED STATUS
Funded status..........................................   $   (496)  $         (348)  $   (498)  $         (368)
Unrecognized actuarial loss............................        811               27        733               63
Unrecognized prior service cost........................        (84)              60        (71)              49
Unrecognized transition (asset) obligation.............         --               87         --               79
                                                          --------   --------------   --------   --------------
Net amount recognized..................................   $    231   $         (174)  $    164   $         (177)
                                                          ========   ==============   ========   ==============
AMOUNTS RECOGNIZED IN BALANCE SHEETS
Benefit obligations....................................   $   (392)  $         (174)  $   (395)  $         (177)
Accumulated other comprehensive income.................        623               --        559               --
                                                          --------   --------------   --------   --------------
Prepaid (accrued) pension cost.........................   $    231   $         (174)  $    164   $         (177)
                                                          ========   ==============   ========   ==============
ACTUARIAL ASSUMPTIONS
Discount rate..........................................       6.75%            6.75%      6.25%            6.25%
Expected return on plan assets.........................        9.0%             9.0%       9.0%             8.5%
Rate of increase in compensation levels................        4.1%              --        4.1%              --
Healthcare cost trend rate assumed for the next year...         --            11.25%        --            10.50%
Rate to which the cost trend rate is assumed to decline
  (the ultimate trend rate)............................         --              5.5%        --              5.5%
Year that the rate reaches the ultimate trend rate.....         --             2011         --             2011

                                                                              DECEMBER 31,
                                                      -----------------------------------------------------------
                                                                  2002                           2003
                                                      ----------------------------   ----------------------------
                                                        PENSION     POSTRETIREMENT     PENSION     POSTRETIREMENT
                                                        BENEFITS        BENEFITS      BENEFITS        BENEFITS
                                                      -----------   --------------   -----------   --------------
                                                                             (IN MILLIONS)
ADDITIONAL INFORMATION
Accumulated benefit obligation...................       $ 1,446        $  479          $ 1,589         $  518
Change in minimum liability included in
  other comprehensive income.....................           623            --              (64)            --
Measurement date used to determine plan               December 31,   December 31,    December 31,   December 31,
  obligations and assets.........................        2002           2002             2003           2003

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

      Assumed healthcare cost trend rates have a significant effect on the reported amounts for the Company's postretirement benefit plans. A 1% change in the assumed healthcare cost trend rate would have the following effects:

                                                                                1%          1%
                                                                             INCREASE    DECREASE
                                                                             --------    --------
                                                                                 (IN MILLIONS)
Effect on total of service and interest cost............................     $      2    $      2
Effect on the postretirement benefit obligation.........................           30          26

      The following table displays the weighted-average asset allocations as of December 31, 2002 and 2003 for the Company's pension and postretirement benefit plans:

                                                                                  DECEMBER 31,
                                                            -------------------------------------------------------
                                                                       2002                          2003
                                                            -------------------------    --------------------------
                                                            PENSION    POSTRETIREMENT     PENSION    POSTRETIREMENT
                                                            BENEFITS      BENEFITS       BENEFITS       BENEFITS
                                                            --------   --------------    --------    --------------
Domestic equity securities..............................       55%          35%             60%            41%
International equity securities.........................       12            8              15              9
Debt securities.........................................       29           54              22             48
Real estate.............................................        4           --               3             --
Cash....................................................       --            3              --              2
                                                              ---          ---             ---            ---
   Total................................................      100%         100%            100%           100%
                                                              ===          ===             ===            ===

      In managing the investments associated with the benefit plans, the Company's objective is to preserve and enhance the value of plan assets while maintaining an acceptable level of volatility. These objectives are expected to be achieved through an investment strategy, that manages liquidity requirements while maintaining a long-term horizon in making investment decisions and efficient and effective management of plan assets.

      As part of the investment strategy discussed above, the Company has adopted and maintains the following weighted average allocation targets for its benefit plans:

                                                                 PENSION    POSTRETIREMENT
                                                                 BENEFITS      BENEFITS
                                                                 --------      --------
Domestic equity securities...................................     50-60%        28-38%
International equity securities..............................     10-20%         5-15%
Debt securities..............................................     20-30%        52-62%
Real estate..................................................       0-5%           --
Cash.........................................................       0-2%          0-2%

      The expected rate of return assumption was developed by reviewing the targeted asset allocations and historical index performance of the applicable asset classes over a 15-year period, adjusted for investment fees and diversification effects.

      Equity securities for the pension plan include CenterPoint Energy common stock in the amounts of $38 million (4.7% of total pension plan assets) and $44 million (3.7% of total pension plan assets) and as of December 31, 2002 and 2003, respectively.

      The Company expects to contribute $38 million to its postretirement benefits plan in 2004. Contributions to the pension plan are not required or expected in 2004.

      In addition to the non-contributory pension plans discussed above, the Company maintains a non-qualified benefit restoration plan which allows participants to retain the benefits to which they would have been entitled under the Company's non-contributory pension plan except for the federally mandated limits on these benefits or on the level of compensation on which these benefits may be calculated. The expense associated with this non-qualified plan was $25 million, $9 million and $8 million in 2001, 2002 and 2003, respectively. Included in the net benefit cost in 2001 and 2002 is $17 million and $3 million, respectively, of expense related to Reliant Resources'

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES participants, which is reflected in discontinued operations in the Statements of Consolidated Operations. The accrued benefit liability for the non-qualified pension plan was $83 million and $75 million at December 31, 2002 and 2003, respectively. In addition, these accrued benefit liabilities include the recognition of minimum liability adjustments of $23 million as of December 31, 2002 and $15 million as of December 31, 2003, which are reported as a component of other comprehensive income, net of income tax effects.

      The following table displays the Company's plans with accumulated benefit obligations in excess of plan assets:

                                                                                 DECEMBER 31,
                                        ----------------------------------------------------------------------------------------
                                                         2002                                             2003
                                        -----------------------------------------   --------------------------------------------
                                         PENSION    RESTORATION    POSTRETIREMENT    PENSION      RESTORATION     POSTRETIREMENT
                                         BENEFITS    BENEFITS         BENEFITS       BENEFITS       BENEFITS         BENEFITS
                                         --------   -----------    --------------   ----------    -----------     --------------
                                                                         (IN MILLIONS)
Accumulated benefit obligation......    $   1,446   $  83          $  479           $   1,589     $  75           $  518
Projected benefit obligation........        1,550      86             479               1,692        77              518
Plan assets.........................        1,054      --             131               1,194        --              150

    (c) SAVINGS PLAN

      The Company has a qualified employee savings plan that includes a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended (the Code) and an Employee Stock Ownership Plan (ESOP) under Section 4975(e)(7) of the Code. Under the plan, participating employees may contribute a portion of their compensation, on a pre-tax or after-tax basis, generally up to a maximum of 16% of compensation. The Company matches 75% of the first 6% of each employee's compensation contributed. The Company may contribute an additional discretionary match of up to 50% of the first 6% of each employee's compensation contributed. These matching contributions are fully vested at all times. A substantial portion of the Company's match is initially invested in CenterPoint Energy common stock through the ESOP.

      Participating employees may elect to invest all or a portion of their contributions to the plan in CenterPoint Energy common stock, to have dividends reinvested in additional shares or to receive dividend payments in cash on any investment in CenterPoint Energy common stock, and to transfer all or part of their investment in CenterPoint Energy common stock to other investment options offered by the plan.

      The ESOP includes company stock which is encumbered by a loan. Upon the release from the encumbrance of the loan, the Company may use released shares to satisfy its obligation to make matching contributions under the Company's savings plan. Generally, debt service on the loan is paid using all dividends on shares currently or formerly encumbered by the loan, interest earnings on funds held in trust and cash contributions by the Company. Shares of CenterPoint Energy common stock are released from the encumbrance of the loan based on the proportion of debt service paid during the period. It is anticipated that the loan will be repaid in full in 2004 and all remaining shares of Company common stock that secure the loan will be released from the encumbrance and allocated to participant accounts under the plan in 2004.

      The Company recognizes benefit expense equal to the fair value of the shares committed to be released. The Company credits to unearned shares the original purchase price of shares committed to be released to plan participants with the difference between the fair value of the shares and the original purchase price recorded to common stock. Dividends on allocated shares are recorded as a reduction to retained earnings. Dividends on unallocated shares are recorded as a reduction of principal or accrued interest on the loan.

      Share balances currently or formerly encumbered by a loan at December 31, 2002 and 2003 were as follows:

                                                                                            DECEMBER 31,
                                                                                 ------------------------------
                                                                                      2002             2003
                                                                                 --------------  --------------
Allocated shares transferred/distributed from the savings plan................        5,943,297       6,329,002
Allocated shares..............................................................        8,734,810      13,076,801
Unearned shares(1)(2).........................................................        4,915,577         911,847
                                                                                 --------------  --------------
  Total ESOP shares(1)(2).....................................................       19,593,684      20,317,650
                                                                                 ==============  ==============
Fair value of unearned ESOP shares............................................   $   41,782,405  $    8,832,890
                                                                                 ==============  ==============

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

------------
(1) During 2002, unearned shares and total shares were increased by 831,500 shares due to additional shares purchased with proceeds from the sale of Reliant Resources common stock, which was received in connection with the Reliant Resources Distribution.

(2) During 2003, unearned shares and total shares were increased by 723,966 shares due to additional shares purchased with proceeds from the sale of Texas Genco common stock, which was received in connection with the Texas Genco Distribution.

      As a result of the ESOP, the savings plan has significant holdings of CenterPoint Energy common stock. As of December 31, 2003, an aggregate of 34,749,760 shares of CenterPoint Energy's common stock were held by the savings plan, which represented 28% of its investments. Given the concentration of the investments in CenterPoint Energy's common stock, the savings plan and its participants have market risk related to this investment.

      The Company's savings plan benefit expense was $51 million, $47 million and $38 million in 2001, 2002 and 2003, respectively. Included in these amounts are $16 million and $6 million of savings plan benefit expense for 2001 and 2002, respectively, related to Reliant Resources' participants, which is reflected as discontinued operations in the Statements of Consolidated Operations. Also, included in these amounts are $6 million, $9 million and $7 million of savings plan benefit expense for 2001, 2002 and 2003, respectively, related to Texas Genco participants, which is reflected as discontinued operations in the Statements of Consolidated Operations.

    (d) POSTEMPLOYMENT BENEFITS

      Net postemployment benefit costs for former or inactive employees, their beneficiaries and covered dependents, after employment but before retirement (primarily healthcare and life insurance benefits for participants in the long-term disability plan) were $6 million, $12 million and $10 million in 2001, 2002 and 2003, respectively. Included in the net benefit cost in 2003 is $1 million of expense related to Texas Genco participants, which is reflected in discontinued operations in the Statements of Consolidated Operations.

      The Company's postemployment obligation is presented as a liability in the Consolidated Balance Sheets under the caption "Benefit Obligations."

    (e) OTHER NON-QUALIFIED PLANS

      The Company has non-qualified deferred compensation plans that provide benefits payable to directors, officers and certain key employees or their designated beneficiaries at specified future dates, upon termination, retirement or death. Benefit payments are made from the general assets of the Company. During 2001, 2002 and 2003, the Company recorded benefit expense relating to these programs of $17 million, $11 million and $13 million, respectively. Included in the amounts are $4 million and $0.2 million of benefit expense for 2001 and 2002, related to Reliant Resources participants, which is reflected as discontinued operations in the Statements of Consolidated Operations. Included in "Benefit Obligations" in the accompanying Consolidated Balance Sheets at December 31, 2002 and 2003 was $132 million and $127 million, respectively, relating to deferred compensation plans.

    (f) CHANGE OF CONTROL AGREEMENTS AND OTHER EMPLOYEE MATTERS

      In December 2003, the Company entered into agreements with certain of its executive officers that generally provide, to the extent applicable, in the case of a change of control of the Company and termination of employment, severance benefits of up to three times annual base salary plus bonus and other benefits.

      As of December 31, 2003, approximately 30% of the Company's employees are subject to collective bargaining agreements. Three of these agreements, covering approximately 5% of the Company's employees, have expired or will expire in 2004.

      The Minnegasco division of our natural gas distribution business has 512 bargaining unit employees that are covered by collective bargaining unit agreements that have expired or will expire in 2004. An agreement with the

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

International Brotherhood of Electrical Workers Local 949, which expired in December 2003, was renegotiated in February 2004 covering 267 of these employees. The remaining 245 employees are covered by a collective bargaining agreement with the Office and Professional Employees International Union Local 12, which expires in May 2004.

(11) INCOME TAXES

      The Company's current and deferred components of income tax expense (benefit) were as follows:

                                                                           YEAR ENDED DECEMBER 31,
                                                            ------------------------------------------------------
                                                                 2001                2002              2003
                                                            --------------      --------------     --------------
                                                                                (IN MILLIONS)
Current:
  Federal................................................   $          268      $          (78)    $         (301)
  State..................................................               (2)                  9                  5
                                                            --------------      --------------     --------------
    Total current........................................              266                 (69)              (296)
                                                            --------------      --------------     --------------
Deferred:
  Federal................................................              (65)                330                487
  State..................................................               --                  11                 14
                                                            --------------      --------------     --------------
    Total deferred.......................................              (65)                341                501
                                                            --------------      --------------     --------------
Income tax expense.......................................   $          201      $          272     $          205
                                                            ==============      ==============     ==============

      A reconciliation of the federal statutory income tax rate to the effective income tax rate is as follows:

                                                                           YEAR ENDED DECEMBER 31,
                                                            -----------------------------------------------------
                                                                 2001                2002               2003
                                                            --------------      --------------     --------------
                                                                                (IN MILLIONS)
Income from continuing operations before income
  taxes..................................................   $         558       $         754      $         614
Federal statutory rate...................................              35%                 35%                35%
                                                            -------------       -------------      -------------
Income taxes at statutory rate...........................             195                 264                215
                                                            -------------       -------------      -------------
Net addition (reduction) in taxes resulting from:
  State income taxes, net of valuation allowances and
    federal income tax benefit...........................              (2)                 13                 12
  Capital loss benefit...................................              --                 (72)                --
  Amortization of investment tax credit..................              (5)                 (5)                (8)
  Excess deferred taxes..................................              (1)                 (3)                (4)
  Goodwill amortization..................................              16                  --                 --
  Valuation allowance, capital loss(1)...................              --                  72                 --
  Other, net.............................................              (2)                  3                (10)
                                                            -------------       -------------      -------------
      Total..............................................               6                   8                (10)
                                                            -------------       -------------      -------------
Income tax expense.......................................   $         201       $         272      $         205
                                                            =============       =============      =============
Effective rate...........................................            36.0%               36.1%              33.4%

(1) See discussion below, under tax attribute carryforwards.

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

      Following are the Company's tax effects of temporary differences between the carrying amounts of assets and liabilities in the financial statements and their respective tax bases:

                                                                                             DECEMBER 31,
                                                                                          ------------------
                                                                                           2002       2003
                                                                                          -------    -------
                                                                                            (IN MILLIONS)
Deferred tax assets:
   Current:
     Allowance for doubtful accounts.............................................         $     9    $     9
     Non-trading derivative assets, net..........................................              35         20
     Current portion of capital loss.............................................               8         --
                                                                                          -------    -------
       Total current deferred tax assets.........................................              52         29
                                                                                          -------    -------
   Non-current:
     Employee benefits...........................................................             370        288
     Disallowed plant cost, net..................................................              --         18
     Operating and capital loss carryforwards....................................              86        141
     Contingent liabilities associated with discontinuance of SFAS No. 71........             108         74
     Foreign exchange gains......................................................              16         16
     Impairment of foreign asset.................................................              51         --
     Other.......................................................................              72        119
     Valuation allowance.........................................................             (83)       (73)
                                                                                          -------    -------
       Total non-current deferred tax assets.....................................             620        583
                                                                                          -------    -------
       Total deferred tax assets, net............................................         $   672    $   612
                                                                                          -------    -------
Deferred tax liabilities:
   Current:
     Unrealized gain on indexed debt securities..................................         $   276    $   284
     Unrealized gain on Time Warner investment...................................              61         91
                                                                                          -------    -------
       Total current deferred tax liabilities....................................             337        375
                                                                                          -------    -------
   Non-current:
     Depreciation................................................................           1,568      1,717
     Regulatory assets, net......................................................             634        951
     Deferred gas costs..........................................................               3         --
     Other.......................................................................              47         81
                                                                                          -------    -------
       Total non-current deferred tax liabilities................................           2,252      2,749
                                                                                          -------    -------
       Total deferred tax liabilities............................................           2,589      3,124
                                                                                          -------    -------
         Accumulated deferred income taxes, net..................................         $ 1,917    $ 2,512
                                                                                          =======    =======

      CenterPoint Energy's consolidated federal income tax returns have been audited and settled through the 1996 tax year. The 1997 through 2000 consolidated federal income tax returns are currently under audit.

     Tax Attribute Carryforwards. At December 31, 2003, the Company had $45 million and $348 million of federal and state net operating loss carryforwards, respectively. The losses are available to offset future federal and state taxable income through the year 2022. Substantially all of the state loss carryforwards will expire between 2014 and 2020. The Company also had $333 million of capital loss carryforwards which will expire in 2007 and 2008.

      In conjunction with the Reliant Resources Distribution in 2002, the Company realized a previously unrecorded capital loss attributable to the excess of the tax basis over the book carrying value in former subsidiaries sold to Reliant Resources. The tax benefit of this excess tax basis is recorded under SFAS No. 109, "Accounting for Income Taxes", when realizable under the facts, such as a loss from a previously deferred taxable disposition that is triggered by a spin-off. In 2003, the Company realized additional capital losses attributable to the disposition of the stock of foreign subsidiaries. Capital losses may be used in the three taxable years preceding the year of the loss or the five taxable years following the year of the loss. Federal tax law only allows utilization of capital losses to offset capital gains. The Company believes that some uncertainty exists with respect to the Company's ability to generate capital gains during the utilization period; therefore, a valuation allowance has been established for the carryforwards not expected to be realized.

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

      The valuation allowance reflects a net increase of $68 million in 2002 and a net decrease of $10 million in 2003. These net changes resulted from a reassessment of the Company's future ability to use federal capital loss carryforwards and state tax net operating loss carryforwards

      Tax Refunds. In 2003, the Company received refunds from the Internal Revenue Service of $203 million related to the federal tax net operating loss and capital loss generated in 2002. Of this amount, $8 million related to refunds generated from the carryback of the federal capital loss.

(12)        COMMITMENTS AND CONTINGENCIES

(a) FUEL COMMITMENTS

      Fuel commitments, excluding Texas Genco, include natural gas contracts related to the Company's natural gas distribution operations, which have various quantity requirements and durations that are not classified as non-trading derivatives assets and liabilities in the Company's Consolidated Balance Sheets as of December 31, 2003 as these contracts meet the SFAS No. 133 exception to be classified as "normal purchases contracts" or do not meet the definition of a derivative. Minimum payment obligations for natural gas supply contracts are approximately $1 billion in 2004, $565 million in 2005, $344 million in 2006, $171 million in 2007 and $24 million in 2008.

(b) LEASE COMMITMENTS

      The following table sets forth information concerning the Company's obligations, excluding Texas Genco, under non-cancelable long-term operating leases at December 31, 2003, which primarily consist of rental agreements for building space, data processing equipment and vehicles, including major work equipment (in millions):

2004.............................................    $     31
2005.............................................          16
2006.............................................          14
2007.............................................          10
2008.............................................           7
2009 and beyond..................................           9
                                                     --------
  Total..........................................    $     87
                                                     ========

      Total lease expense for all operating leases was $35 million, $36 million and $35 million during 2001, 2002 and 2003, respectively.

(c) TEXAS GENCO COMMITMENTS

      Environmental Capital Commitments. Texas Genco anticipates investing up to $131 million in capital and other special project expenditures between 2004 and 2008 for environmental compliance. Texas Genco anticipates expenditures to be as follows (in millions):

2004.................................................$     42
2005.................................................      32
2006.................................................      43
2007.................................................      14
2008(1)..............................................      --
                                                     --------
  Total..............................................$    131
                                                     ========

------------
(1) NOx control estimates for 2008 have not been finalized.

      Fuel Commitments. Fuel commitments include several long-term coal, lignite and natural gas contracts related to Texas power generation operations, which have various quantity requirements and durations that are not classified as non-trading derivatives assets and liabilities in the Company's Consolidated Balance Sheets as of December 31, 2003 as these contracts meet the SFAS No. 133 exception to be classified as "normal purchases contracts" or do not

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES meet the definition of a derivative. Minimum payment obligations for coal and transportation agreements and lignite mining and lease agreements that extend through 2012 are approximately $309 million in 2004, $251 million in 2005, $256 million in 2006, $248 million in 2007 and $162 million in 2008. Purchase commitments related to purchased power are not material to Texas Genco's operations.

    Lease Commitments. The following table sets forth information concerning Texas Genco's obligations under non-cancelable long-term operating leases at December 31, 2003 (in millions):

2004.........................................   $    11
2005.........................................        11
2006.........................................        10
2007.........................................        10
2008.........................................        10
2009 and beyond..............................        47
                                                -------
  Total......................................   $    99
                                                =======

    Total lease expense for all operating leases was $10 million, $11 million and $11 million during 2001, 2002 and 2003, respectively.

  (d) LEGAL, ENVIRONMENTAL AND OTHER REGULATORY MATTERS

  Legal Matters

  Reliant Resources Indemnified Litigation

    The Company, CenterPoint Houston or their predecessor, Reliant Energy, and certain of their former subsidiaries are named as defendants in several lawsuits described below. Under a master separation agreement between Reliant Energy and Reliant Resources, the Company and its subsidiaries are entitled to be indemnified by Reliant Resources for any losses, including attorneys' fees and other costs, arising out of the lawsuits described below under Electricity and Gas Market Manipulation Cases and Other Class Action Lawsuits. Pursuant to the indemnification obligation, Reliant Resources is defending the Company and its subsidiaries to the extent named in these lawsuits. The ultimate outcome of these matters cannot be predicted at this time.

    Electricity and Gas Market Manipulation Cases. A large number of lawsuits have been filed against numerous market participants and remain pending in both federal and state courts in California and Nevada in connection with the operation of the electricity and natural gas markets in California and certain other western states in 2000-2001, a time of power shortages and significant increases in prices. These lawsuits, many of which have been filed as class actions, are based on a number of legal theories, including violation of state and federal antitrust laws, laws against unfair and unlawful business practices, the federal Racketeer Influenced Corrupt Organization Act, false claims statutes and similar theories and breaches of contracts to supply power to governmental entities. Plaintiffs in these lawsuits, which include state officials and governmental entities as well as private litigants, are seeking a variety of forms of relief, including recovery of compensatory damages (in some cases in excess of $1 billion), a trebling of compensatory damages and punitive damages, injunctive relief, restitution, interest due, disgorgement, civil penalties and fines, costs of suit, attorneys' fees and divestiture of assets. To date, some of these complaints have been dismissed by the trial court and are on appeal, but most of the lawsuits remain in early procedural stages. Our former subsidiary, Reliant Resources, was a participant in the California markets, owning generating plants in the state and participating in both electricity and natural gas trading in that state and in western power markets generally. Reliant Resources, some of its subsidiaries and in some cases, corporate officers of some of those companies, have been named as defendants in these suits.

    The Company, CenterPoint Houston or their predecessor, Reliant Energy, have also been named in approximately 25 of these lawsuits, which were instituted in 2002 and 2003 and are pending in state courts in San Diego, San Francisco and Los Angeles Counties and in federal district courts in San Francisco, San Diego, Los Angeles and Nevada. However, neither the Company nor Reliant Energy was a participant in the electricity or natural gas markets in California. The Company and Reliant Energy have been dismissed from certain of the

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES lawsuits, either voluntarily by the plaintiffs or by order of the court and the Company believes it is not a proper defendant in the remaining cases and will continue to seek dismissal from the remaining cases.

    Other Class Action Lawsuits. Fifteen class action lawsuits filed in May, June and July 2002 on behalf of purchasers of securities of Reliant Resources and/or Reliant Energy have been consolidated in federal district court in Houston. Reliant Resources and certain of its former and current executive officers are named as defendants. Reliant Energy is also named as a defendant in seven of the lawsuits. Two of the lawsuits also name as defendants the underwriters of the initial public offering of Reliant Resources common stock in May 2001 (Reliant Resources Offering). One lawsuit names Reliant Resources' and Reliant Energy's independent auditors as a defendant. The consolidated amended complaint seeks monetary relief purportedly on behalf of purchasers of common stock of Reliant Energy or Reliant Resources during certain time periods ranging from February 2000 to May 2002, including purchasers of common stock that can be traced to the Reliant Resources Offering. The plaintiffs allege, among other things, that the defendants misrepresented their revenues and trading volumes by engaging in round-trip trades and improperly accounted for certain structured transactions as cash-flow hedges, which resulted in earnings from these transactions being accounted for as future earnings rather than being accounted for as earnings in fiscal year 2001. In January 2004 the trial judge dismissed the plaintiffs' allegations that the defendants had engaged in fraud, but claims based on alleged misrepresentations in the registration statement issued in the Reliant Resources Offering remain.

    In February 2003, a lawsuit was filed by three individuals in federal district court in Chicago against CenterPoint Energy and certain former and current officers of Reliant Resources for alleged violations of federal securities laws. The plaintiffs in this lawsuit allege that the defendants violated federal securities laws by issuing false and misleading statements to the public, and that the defendants made false and misleading statements as part of an alleged scheme to inflate artificially trading volumes and revenues. In addition, the plaintiffs assert claims of fraudulent and negligent misrepresentation and violations of Illinois consumer law. In January 2004 the trial judge ordered dismissal of plaintiffs' claims on the ground that they did not set forth a claim, but granted the plaintiffs leave to amend their complaint.

    In May 2002, three class action lawsuits were filed in federal district court in Houston on behalf of participants in various employee benefits plans sponsored by Reliant Energy. Reliant Energy and its directors are named as defendants in all of the lawsuits. Two of the lawsuits have been dismissed without prejudice. The remaining lawsuit alleges that the defendants breached their fiduciary duties to various employee benefits plans, directly or indirectly sponsored by Reliant Energy, in violation of the Employee Retirement Income Security Act. The plaintiffs allege that the defendants permitted the plans to purchase or hold securities issued by Reliant Energy when it was imprudent to do so, including after the prices for such securities became artificially inflated because of alleged securities fraud engaged in by the defendants. The complaints seek monetary damages for losses suffered on behalf of the plans and a putative class of plan participants whose accounts held Reliant Energy or Reliant Resources securities, as well as equitable relief in the form of restitution. In January 2004 the trial judge dismissed the complaints against a number of defendants, but allowed the case to proceed against members of the Reliant Energy benefits committee.

    In October 2002, a derivative action was filed in the federal district court in Houston, against the directors and officers of the Company. The complaint sets forth claims for breach of fiduciary duty, waste of corporate assets, abuse of control and gross mismanagement. Specifically, the shareholder plaintiff alleges that the defendants caused the Company to overstate its revenues through so-called "round trip" transactions. The plaintiff also alleges breach of fiduciary duty in connection with the spin-off of Reliant Resources and the Reliant Resources Offering. The complaint seeks monetary damages on behalf of the Company as well as equitable relief in the form of a constructive trust on the compensation paid to the defendants. In March 2003, the court dismissed this case on the grounds that the plaintiff did not make an adequate demand on the Company before filing suit. Thereafter, the plaintiff sent another demand asserting the same claims.

    The Company's board of directors investigated that demand and similar allegations made in a June 28, 2002 demand letter sent on behalf of a Company shareholder. The latter letter demanded that the Company take several actions in response to alleged round-trip trades occurring in 1999, 2000, and 2001. In June 2003, the Board determined that these proposed actions would not be in the best interests of the Company.

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

    The Company believes that none of the lawsuits described under "Other Class Action Lawsuits" has merit because, among other reasons, the alleged misstatements and omissions were not material and did not result in any damages to any of the plaintiffs.

  Other Legal Matters

    Texas Antitrust Action. In July 2003, Texas Commercial Energy filed a lawsuit against Reliant Energy, Reliant Resources, Reliant Electric Solutions, LLC, several other Reliant Resources subsidiaries and several other participants in the ERCOT power market in federal court in Corpus Christi, Texas. The plaintiff, a retail electricity provider in the Texas market served by ERCOT, alleges that the defendants conspired to illegally fix and artificially increase the price of electricity in violation of state and federal antitrust laws and committed fraud and negligent misrepresentation. The lawsuit seeks damages in excess of $500 million, exemplary damages, treble damages, interest, costs of suit and attorneys' fees. In February 2004, this complaint was amended to add the Company and CenterPoint Houston, as successors to Reliant Energy, and Texas Genco, LP as defendants. The plaintiff's principal allegations have previously been investigated by the Texas Utility Commission and found to be without merit. The Company also believes the plaintiff's allegations are without merit and will seek their dismissal.

    Municipal Franchise Fee Lawsuits. In February 1996, the cities of Wharton, Galveston and Pasadena (Three Cities) filed suit, for themselves and a proposed class of all similarly situated cities in Reliant Energy's electric service area, against Reliant Energy and Houston Industries Finance, Inc. (formerly a wholly owned subsidiary of the Company's predecessor, Reliant Energy) alleging underpayment of municipal franchise fees. The plaintiffs claimed that they were entitled to 4% of all receipts of any kind for business conducted within these cities over the previous four decades. After a jury trial of the original claimant cities (but not the class of cities), the trial court decertified the class and reduced the damages awarded by the jury to $1.7 million, including interest, plus an award of $13.7 million in legal fees. Despite other jury findings for the plaintiffs, the trial court's judgment was based on the jury's finding in favor of Reliant Energy on the affirmative defense of laches, a defense similar to a statute of limitations defense, due to the original claimant cities having unreasonably delayed bringing their claims during the 43 years since the alleged wrongs began. Following this ruling, 45 cities filed individual suits against Reliant Energy in the District Court of Harris County.

    On February 27, 2003, a state court of appeals in Houston rendered an opinion reversing the judgment against the Company and rendering judgment that the Three Cities take nothing by their claims. The court of appeals found that the jury's finding of laches barred all of the Three Cities' claims and that the Three Cities were not entitled to recovery of any attorneys' fees. The Three Cities filed a petition for review at the Texas Supreme Court, which declined to hear the case, although the time period for the Three Cities to file a motion for rehearing has not yet expired. The extent to which issues in the Three Cities case may affect the claims of the other cities served by CenterPoint Houston cannot be assessed until judgments are final and no longer subject to appeal.

    Natural Gas Measurement Lawsuits. CERC Corp. and certain of its subsidiaries are defendants in a suit filed in 1997 under the Federal False Claims Act alleging mismeasurement of natural gas produced from federal and Indian lands. The suit seeks undisclosed damages, along with statutory penalties, interest, costs, and fees. The complaint is part of a larger series of complaints filed against 77 natural gas pipelines and their subsidiaries and affiliates. An earlier single action making substantially similar allegations against the pipelines was dismissed by the federal district court for the District of Columbia on grounds of improper joinder and lack of jurisdiction. As a result, the various individual complaints were filed in numerous courts throughout the country. This case has been consolidated, together with the other similar False Claims Act cases, in the federal district court in Cheyenne, Wyoming.

    In addition, CERC Corp. and certain of its subsidiaries are defendants in two mismeasurement lawsuits against approximately 245 pipeline companies and their affiliates pending in state court in Stevens County, Kansas. In one case (originally filed in May 1999 and amended four times), the plaintiffs purport to represent a class of royalty owners who allege that the defendants have engaged in systematic mismeasurement of the volume of natural gas for more than 25 years. The plaintiffs amended their petition in this suit in July 2003 in response to an order from the judge denying certification of the plaintiffs' alleged class. In the amendment the plaintiffs dismissed their claims

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES against certain defendants (including two CERC subsidiaries), limited the scope of the class of plaintiffs they purport to represent and eliminated previously asserted claims based on mismeasurement of the Btu content of the gas. The same plaintiffs then filed a second lawsuit, again as representatives of a class of royalty owners, in which they assert their claims that the defendants have engaged in systematic mismeasurement of the Btu content of natural gas for more than 25 years. In both lawsuits, the plaintiffs seek compensatory damages, along with statutory penalties, treble damages, interest, costs and fees.

    Gas Cost Recovery Litigation. In October 2002, a suit was filed in state district court in Wharton County, Texas against the Company, CERC, Entex Gas Marketing Company, and others alleging fraud, violations of the Texas Deceptive Trade Practices Act, violations of the Texas Utilities Code, civil conspiracy and violations of the Texas Free Enterprise and Antitrust Act. The plaintiffs seek class certification, but no class has been certified. The plaintiffs allege that defendants inflated the prices charged to certain consumers of natural gas. In February 2003, a similar suit was filed against CERC in state court in Caddo Parish, Louisiana purportedly on behalf of a class of residential or business customers in Louisiana who allegedly have been overcharged for gas or gas service provided by CERC. In February 2004, another suit was filed against CERC in Calcasieu Parish, Louisiana, seeking to recover alleged overcharges for gas or gas services allegedly provided by Entex without advance approval by the LPSC. The plaintiffs in these cases seek injunctive and declaratory relief, restitution for the alleged overcharges, exemplary damages or trebling of actual damages and civil penalties. In these cases, the Company, CERC and Entex Gas Marketing Company deny that they have overcharged any of their customers for natural gas and believe that the amounts recovered for purchased gas have been in accordance with what is permitted by state regulatory authorities.

  Environmental Matters

    Hydrocarbon Contamination. CERC Corp. and certain of its subsidiaries are among some of the defendants in lawsuits filed beginning in August 2001 in Caddo Parish and Bossier Parish, Louisiana. The suits allege that, at some unspecified date prior to 1985, the defendants allowed or caused hydrocarbon or chemical contamination of the Wilcox Aquifer, which lies beneath property owned or leased by certain of the defendants and which is the sole or primary drinking water aquifer in the area. The primary source of the contamination is alleged by the plaintiffs to be a gas processing facility in Haughton, Bossier Parish, Louisiana known as the "Sligo Facility," which was formerly operated by a predecessor in interest of CERC Corp. This facility was purportedly used for gathering natural gas from surrounding wells, separating gasoline and hydrocarbons from the natural gas for marketing, and transmission of natural gas for distribution.

    Beginning about 1985, the predecessors of certain CERC Corp. defendants engaged in a voluntary remediation of any subsurface contamination of the groundwater below the property they owned or leased. This work has been done in conjunction with and under the direction of the Louisiana Department of Environmental Quality. The plaintiffs seek monetary damages for alleged damage to the aquifer underlying their property, unspecified alleged personal injuries, alleged fear of cancer, alleged property damage or diminution of value of their property, and, in addition, seek damages for trespass, punitive, and exemplary damages. The quantity of monetary damages sought is unspecified. The Company is unable to estimate the monetary damages, if any, that the plaintiffs may be awarded in these matters.

    Manufactured Gas Plant Sites. CERC and its predecessors operated manufactured gas plants (MGP) in the past. In Minnesota, remediation has been completed on two sites, other than ongoing monitoring and water treatment. There are five remaining sites in CERC's Minnesota service territory, two of which CERC believes were neither owned nor operated by CERC, and for which CERC believes it has no liability.

    At December 31, 2003, CERC had accrued $19 million for remediation of certain Minnesota sites. At December 31, 2003, the estimated range of possible remediation costs for these sites was $8 million to $44 million based on remediation continuing for 30 to 50 years. The cost estimates are based on studies of a site or industry average costs for remediation of sites of similar size. The actual remediation costs will be dependent upon the number of sites to be remediated, the participation of other potentially responsible parties (PRP), if any, and the remediation methods used. CERC has utilized an environmental expense tracker mechanism in its rates in Minnesota to recover estimated costs in excess of insurance recovery. CERC has collected or accrued $12.5 million as of December 31, 2003 to be used for environmental remediation.

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

    CERC has received notices from the United States Environmental Protection Agency and others regarding its status as a PRP for other sites. CERC has been named as a defendant in lawsuits under which contribution is sought for the cost to remediate former MGP sites based on the previous ownership of such sites by former affiliates of CERC or its divisions. The Company is investigating details regarding these sites and the range of environmental expenditures for potential remediation. Based on current information, the Company has not been able to quantify a range of environmental expenditures for such sites.

    Mercury Contamination. The Company's pipeline and distribution operations have in the past employed elemental mercury in measuring and regulating equipment. It is possible that small amounts of mercury may have been spilled in the course of normal maintenance and replacement operations and that these spills may have contaminated the immediate area with elemental mercury. This type of contamination has been found by the Company at some sites in the past, and the Company has conducted remediation at these sites. It is possible that other contaminated sites may exist and that remediation costs may be incurred for these sites. Although the total amount of these costs cannot be known at this time, based on experience by the Company and that of others in the natural gas industry to date and on the current regulations regarding remediation of these sites, the Company believes that the costs of any remediation of these sites will not be material to the Company's financial condition, results of operations or cash flows.

    Other Environmental. From time to time the Company has received notices from regulatory authorities or others regarding its status as a PRP in connection with sites found to require remediation due to the presence of environmental contaminants. In addition, the Company has been named as a defendant in litigation related to such sites and in recent years has been named, along with numerous others, as a defendant in several lawsuits filed by a large number of individuals who claim injury due to exposure to asbestos while working at sites along the Texas Gulf Coast. Most of these claimants have been workers who participated in construction of various industrial facilities, including power plants, and some of the claimants have worked at locations owned by the Company. The Company anticipates that additional claims like those received may be asserted in the future and intends to continue vigorously contesting claims which it does not consider to have merit. Although their ultimate outcome cannot be predicted at this time, the Company does not believe, based on its experience to date, that these matters, either individually or in the aggregate, will have a material adverse effect on the Company's financial condition, results of operations or cash flows.

    Other Proceedings

    The Company is involved in other legal, environmental, tax and regulatory proceedings before various courts, regulatory commissions and governmental agencies regarding matters arising in the ordinary course of business. Some of these proceedings involve substantial amounts. The Company's management regularly analyzes current information and, as necessary, provides accruals for probable liabilities on the eventual disposition of these matters. The Company's management believes that the disposition of these matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

    (e) TEXAS GENCO MATTERS

    Clean Air Standards. The Texas electric restructuring law and regulations adopted by the Texas Commission on Environmental Quality (TCEQ) in 2001 require substantial reductions in emission of oxides of nitrogen (NOx) from electric generating units. Texas Genco is currently installing cost-effective controls at its generating plants to comply with these requirements. Through December 31, 2003, Texas Genco has invested $664 million for NOx emission control, and plans to make expenditures of up to approximately $131 million during the years 2004 through 2007. Further revisions to these NOx standards may result from the TCEQ's future rules, expected by 2007, implementing more stringent federal eight-hour ozone standards. The Texas electric restructuring law provides for stranded cost recovery for expenditures incurred before May 1, 2003 to achieve the NOx reduction requirements. Incurred costs include costs for which contractual obligations have been made. The Texas Utility Commission has determined that Texas Genco's emission control plan is the most cost-effective option for achieving compliance with applicable air quality standards for Texas Genco's generating facilities and the final amount for recovery will be determined in the 2004 True-Up Proceeding.

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

    Nuclear Insurance. Texas Genco and the other owners of the South Texas Project maintain nuclear property and nuclear liability insurance coverage as required by law and periodically review available limits and coverage for additional protection. The owners of the South Texas Project currently maintain $2.75 billion in property damage insurance coverage, which is above the legally required minimum, but is less than the total amount of insurance currently available for such losses.

    Pursuant to the Price Anderson Act, the maximum liability to the public of owners of nuclear power plants was $10.6 billion as of December 31, 2003. Owners are required under the Price Anderson Act to insure their liability for nuclear incidents and protective evacuations. Texas Genco and the other owners of the South Texas Project currently maintain the required nuclear liability insurance and participate in the industry retrospective rating plan under which the owners of the South Texas Project are subject to maximum retrospective assessments in the aggregate per incident of up to $100.6 million per reactor. The owners are jointly and severally liable at a rate not to exceed $10 million per incident per year. In addition, the security procedures at this facility have been enhanced to provide additional protection against terrorist attacks.

    There can be no assurance that all potential losses or liabilities will be insurable, or that the amount of insurance will be sufficient to cover them. Any substantial losses not covered by insurance would have a material effect on the Company's financial condition, results of operations and cash flows.

     Nuclear Decommissioning. CenterPoint Houston contributed $14.8 million in 2001 to trusts established to fund Texas Genco's share of the decommissioning costs for the South Texas Project. CenterPoint Houston contributed $2.9 million in both 2002 and 2003 to these trusts. There are various investment restrictions imposed upon Texas Genco by the Texas Utility Commission and the United States Nuclear Regulatory Commission (NRC) relating to Texas Genco's nuclear decommissioning trusts. Texas Genco and CenterPoint Energy have each appointed two members to the Nuclear Decommissioning Trust Investment Committee which establishes the investment policy of the trusts and oversees the investment of the trusts' assets. The securities held by the trusts for decommissioning costs had an estimated fair value of $189 million as of December 31, 2003, of which approximately 37% were fixed-rate debt securities and the remaining 63% were equity securities. For a discussion of the accounting treatment for the securities held in the nuclear decommissioning trust, see Note 2(k). In July 1999, an outside consultant estimated Texas Genco's portion of decommissioning costs to be approximately $363 million. While the funding levels currently exceed minimum NRC requirements, no assurance can be given that the amounts held in trust will be adequate to cover the actual decommissioning costs of the South Texas Project. Such costs may vary because of changes in the assumed date of decommissioning and changes in regulatory requirements, technology and costs of labor, materials and equipment. Pursuant to the Texas electric restructuring law, costs associated with nuclear decommissioning that have not been recovered as of January 1, 2002, will continue to be subject to cost-of-service rate regulation and will be included in a charge to transmission and distribution customers. For information regarding the effect of the business separation plan on funding of the nuclear decommissioning trust fund, see Note 4(c).

(13) ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair values of cash and cash equivalents, investments in debt and equity securities classified as "available-for-sale" and "trading" in accordance with SFAS No. 115, and short-term borrowings are estimated to be approximately equivalent to carrying amounts and have been excluded from the table below. The fair values of non-trading derivative assets and liabilities are equivalent to their carrying amounts in the Consolidated Balance Sheets at December 31, 2002 and 2003 and have been determined using quoted market prices for the same or similar instruments when available or other estimation techniques (see Note 5). Therefore, these financial instruments are stated at fair value and are excluded from the table below.

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

                                                               DECEMBER 31, 2002       DECEMBER 31, 2003
                                                              ------------------      -------------------
                                                              CARRYING     FAIR       CARRYING      FAIR
                                                               AMOUNT      VALUE       AMOUNT       VALUE
                                                              -------     -------     --------     ------
                                                                            (IN MILLIONS)
Financial liabilities:
  Long-term debt (excluding capital leases)................   $  6,135    $  6,349     $ 10,820    $ 11,325
  Trust preferred securities...............................        706         476           --          --

    The trust preferred securities were deconsolidated effective December 31, 2003 pursuant to the adoption of FIN 46. This resulted in the junior subordinated debentures held by the trusts being reported as long-term debt. For further discussion, see Note 2(n).

(14) EARNINGS PER SHARE

    The following table reconciles numerators and denominators of the Company's basic and diluted earnings per share (EPS) calculations:

                                                                   FOR THE YEAR ENDED DECEMBER 31,
                                                            ---------------------------------------------------
                                                                 2001              2002              2003
                                                            --------------    --------------     --------------
                                                             (IN MILLIONS, EXCEPT PER SHARE AND SHARE AMOUNTS)
Basic EPS calculation:
 Income from continuing operations before cumulative
   effect of accounting change .........................    $          357    $          482     $          409
 Income (loss) from discontinued operations ............               565            (4,402)                75
 Cumulative effect of accounting change, net of tax ....                58                --                 --
                                                            --------------    --------------     --------------
 Net income (loss) attributable to common
   shareholders ........................................    $          980    $       (3,920)    $          484
                                                            ==============    ==============     ==============
Weighted average shares outstanding ....................       289,776,000       297,997,000        303,867,000
Basic EPS:
 Income from continuing operations before cumulative
   effect of accounting change .........................    $         1.23    $         1.62     $         1.35
 Income (loss) from discontinued operations ............              1.95            (14.78)              0.24
 Cumulative effect of accounting change, net of tax ....              0.20                --                 --
                                                            --------------    --------------     --------------
 Net income (loss) attributable to common
   shareholders ........................................    $         3.38    $       (13.16)    $         1.59
                                                            ==============    ==============     ==============
Diluted EPS calculation:
 Net income (loss) attributable to common
   shareholders ........................................    $          980    $       (3,920)    $          484
 Plus: Income impact of assumed conversions:
  Interest on 6 1/4% convertible trust preferred
    securities .........................................                --                --                 --
                                                            --------------    --------------     --------------
 Total earnings effect assuming dilution ...............    $          980    $       (3,920)    $          484
                                                            ==============    ==============     ==============
Weighted average shares outstanding ....................       289,776,000       297,997,000        303,867,000
 Plus: Incremental shares from assumed
   conversions(1)
  Stock options ........................................         1,650,000           846,000            851,000
  Restricted stock .....................................           754,000           784,000          1,484,000
  6 1/4% convertible trust preferred securities ........            13,000            17,000             18,000
                                                            --------------    --------------     --------------
 Weighted average shares assuming dilution .............       292,193,000       299,644,000        306,220,000
                                                            ==============    ==============     ==============
Diluted EPS:
 Income from continuing operations before cumulative
   effect of accounting change .........................    $         1.22    $         1.61     $         1.34
 Income (loss) from discontinued operations ............              1.93            (14.69)              0.24
 Cumulative effect of accounting change, net of tax ....              0.20                --                 --
                                                            --------------    --------------     --------------
 Net income (loss) attributable to common
   shareholders ........................................    $         3.35    $       (13.08)    $         1.58
                                                            ==============    ==============     ==============

--------------
(1) Options to purchase 2,074,437, 9,709,272 and 10,106,673 shares were outstanding for the years ended December 31, 2001, 2002 and 2003, respectively, but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares for the respective years.

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

(15) UNAUDITED QUARTERLY INFORMATION

    The consolidated financial statements have been prepared to reflect the effect of the Reliant Resources Distribution, the sale of the Company's remaining Latin America operations subsequent to December 31, 2002, the sale of CEMS in November 2003 and the pending sale of Texas Genco as described in Note
3. The consolidated financial statements present the Reliant Resources and Texas Genco businesses and the Company's Latin America and CEMS operations as discontinued operations, in accordance with SFAS No. 144. Accordingly, the consolidated financial statements reflect these operations as discontinued operations for each of the three years in the period ended December 31, 2003.

    Summarized quarterly financial data is as follows:

                                                                            YEAR ENDED DECEMBER 31, 2002
                                                               ------------------------------------------------------
                                                                 FIRST          SECOND        THIRD         FOURTH
                                                                QUARTER        QUARTER       QUARTER        QUARTER
                                                               ----------     ----------    ----------     ----------
                                                                        (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues ..................................................    $    1,752     $    1,385    $    1,390     $    1,911
Operating income ..........................................           398            365           499            178

Income from continuing operations .........................           169            108           154             51
Discontinued operations ...................................          (138)           128        (4,278)          (114)
                                                               ----------     ----------    ----------     ----------
Net income (loss) attributable to common shareholders .....    $       31     $      236    $   (4,124)    $      (63)
                                                               ==========     ==========    ==========     ==========
Basic earnings (loss) per share:(1)
  Income from continuing operations .......................    $     0.57     $     0.36    $     0.52     $     0.17
  Discontinued operations .................................         (0.46)          0.43        (14.32)         (0.38)
                                                               ----------     ----------    ----------     ----------
  Net income (loss) attributable to common shareholders ...    $     0.11     $     0.79    $   (13.80)    $    (0.21)
                                                               ==========     ==========    ==========     ==========
Diluted earnings (loss) per share:(1)
  Income from continuing operations .......................    $     0.57     $     0.36    $     0.51     $     0.17
  Discontinued operations .................................         (0.46)          0.43        (14.28)         (0.38)
                                                               ----------     ----------    ----------     ----------
  Net income (loss) attributable to common shareholders ...    $     0.11     $     0.79    $   (13.77)    $    (0.21)
                                                               ==========     ==========    ==========     ==========

                                                                     YEAR ENDED DECEMBER 31, 2003
                                                        -----------------------------------------------------
                                                          FIRST         SECOND         THIRD        FOURTH
                                                         QUARTER       QUARTER        QUARTER       QUARTER
                                                        ----------    ----------     ----------    ----------
                                                               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues ...........................................    $    2,548    $    1,517     $    1,608    $    2,117
Operating income ...................................           369           290            418           278

Income from continuing operations ..................           122            93            147            47
Discontinued operations ............................            47           (30)            35            23
                                                        ----------    ----------     ----------    ----------
Net income attributable to common shareholders .....    $      169    $       63     $      182    $       70
                                                        ==========    ==========     ==========    ==========

Basic earnings per share:(1)
  Income from continuing operations ................    $     0.40    $     0.31     $     0.48    $     0.15
  Discontinued operations ..........................          0.16         (0.10)          0.12          0.08
                                                        ----------    ----------     ----------    ----------
  Net income attributable to common shareholders ...    $     0.56    $     0.21     $     0.60    $     0.23
                                                        ==========    ==========     ==========    ==========
Diluted earnings per share:(1)
  Income from continuing operations ................    $     0.40    $     0.31     $     0.48    $     0.15
  Discontinued operations ..........................          0.16         (0.10)          0.11          0.08
                                                        ----------    ----------     ----------    ----------
  Net income attributable to common shareholders ...    $     0.56    $     0.21     $     0.59    $     0.23
                                                        ==========    ==========     ==========    ==========

------------
(1) Quarterly earnings per common share are based on the weighted average number of shares outstanding during the quarter, and the sum of the quarters may not equal annual earnings per common share.

(16) REPORTABLE BUSINESS SEGMENTS

    The Company's determination of reportable business segments considers the strategic operating units under which the Company manages sales, allocates resources and assesses performance of various products and services to wholesale or retail customers in differing regulatory environments. The accounting policies of the business segments

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES are the same as those described in the summary of significant accounting policies except that some executive benefit costs have not been allocated to business segments. Effective with the deregulation of the Texas electric industry beginning January 1, 2002, the basis of business segment reporting changed for the Company's electric operations. The Texas generation operations of CenterPoint Energy's former integrated electric utility, Reliant Energy HL&P, became a separate reportable business segment, Electric Generation, whereas they previously had been part of the Electric Operations business segment. The remaining transmission and distribution function is reported separately in the Electric Transmission & Distribution business segment. Note that certain estimates and allocations have been used to separate historical, (pre-January 1, 2002) Electric Generation business segment data from the Electric Transmission & Distribution business segment data. The Electric Generation operations are presented as discontinued operations within these consolidated financial statements. Reportable business segments presented herein do not include the operations of Reliant Resources which are presented as discontinued operations within these consolidated financial statements. Additionally, the Company's Latin America operations and its energy management services business, which were previously reported in the Other Operations business segment, are presented as discontinued operations within these consolidated financial statements.

    Long-lived assets include net property, plant and equipment, net goodwill and other intangibles and equity investments in unconsolidated subsidiaries. The Company accounts for intersegment sales as if the sales were to third parties, that is, at current market prices.

    The Company has identified the following reportable business segments:
Electric Transmission & Distribution, Natural Gas Distribution, Pipelines and Gathering and Other Operations. For a description of the financial reporting business segments, see Note 1. Financial data for business segments and products and services are as follows:

                                        ELECTRIC       NATURAL     PIPELINES
                                     TRANSMISSION &     GAS           AND          OTHER     DISCONTINUED  RECONCILING
                                      DISTRIBUTION   DISTRIBUTION  GATHERING     OPERATIONS   OPERATIONS   ELIMINATIONS CONSOLIDATED
                                     -------------   ------------  ---------     ----------  -----------   -----------  ------------
                                                                               (IN MILLIONS)
AS OF AND FOR THE YEAR ENDED
  DECEMBER 31, 2001:
Revenues from external customers...    $   2,100      $ 4,737        $  307        $    4      $    --       $   --       $  7,148
Intersegment revenues..............           --            5           108            --           --         (113)            --
Depreciation and amortization......          299          147            58             5           --           --            509
Operating income (loss)............          863          130           137           (68)          --           --          1,062
Total assets.......................        7,910        4,083         2,379         1,145       16,840         (337)        32,020
Expenditures for long-lived
  assets...........................          527          209            54            12           --           --            802
AS OF AND FOR THE YEAR ENDED
  DECEMBER 31, 2002:
Revenues from external customers...    $   2,222 (1)  $ 3,953 (2)    $  255 (3)    $    8      $    --       $   --       $  6,438
Intersegment revenues..............           --            7           119            22           --         (148)            --
Depreciation and amortization......          271          126            41            20           --           --            458
Operating income (loss)............        1,096          198           153            (7)          --           --          1,440
Total assets.......................        9,321        4,428         2,500         1,345        4,594       (1,553)        20,635
Expenditures for long-lived
  assets...........................          261          196            70            39           --           --            566
AS OF AND FOR THE YEAR ENDED
  DECEMBER 31, 2003:
Revenues from external customers...    $   2,124 (1)  $ 5,407 (2)    $  244 (3)    $   15      $    --       $   --       $  7,790
Intersegment revenues..............           --           28           163            13           --         (204)            --
Depreciation and amortization......          270          136            40            20           --           --            466
Operating income (loss)............        1,020          202           158           (25)          --           --          1,355
Total assets.......................       10,326        4,661         2,519         1,746        4,244       (2,035)        21,461
Expenditures for long-lived
  assets...........................          218          199            66            14           --           --            497

------------
(1) Sales to subsidiaries of Reliant Resources in 2002 and 2003 represented approximately $820 million and $948 million, respectively, of CenterPoint Houston's transmission and distribution revenues since deregulation began in 2002. Reliant Resources has been presented as discontinued operations in these consolidated financial statements.

(2) Sales to Texas Genco in 2002 and 2003 represented approximately $26 million and $29 million, respectively, of the Natural Gas Distribution business segment's revenues from external customers. Texas Genco has been presented as discontinued operations in these consolidated financial statements.

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

(3) Sales to Texas Genco in 2002 and 2003 represented approximately $2 million and $3 million, respectively, of the Pipelines and Gathering business segment's revenues from external customers. Texas Genco has been presented as discontinued operations in these consolidated financial statements.

                                                                                        YEAR ENDED DECEMBER 31,
                                                                                 -------------------------------------
                                                                                    2001          2002          2003
                                                                                 ----------     ---------     --------
                                                                                             (IN MILLIONS)
REVENUES BY PRODUCTS AND SERVICES:
Retail electricity sales.............................................            $    2,100     $      --      $    --
Electric delivery sales..............................................                    --         1,525        1,463
ECOM revenue.........................................................                    --           697          661
Retail gas sales.....................................................                 4,645         3,858        5,311
Gas transport........................................................                   307           255          244
Energy products and services.........................................                    96           103          111
                                                                                 ----------     ---------     --------
  Total..............................................................            $    7,148     $   6,438     $  7,790
                                                                                 ==========     =========     ========

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of CenterPoint Energy, Inc. and Subsidiaries:

    We have audited the accompanying consolidated balance sheets of CenterPoint Energy, Inc. and its subsidiaries (the Company) as of December 31, 2002 and 2003, and the related consolidated statements of operations, shareholders' equity, comprehensive income and cash flows for each of the three years in the period ended December 31, 2003. Our audits also included the financial statement schedules listed in the Index at Item 15(a)(2). These financial statements and the financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedules based on our audits.

    We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2002 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

    As discussed in Note 3 to the consolidated financial statements, the Company distributed its 83% ownership interest in Reliant Resources, Inc. on September 30, 2002. The loss on distribution and the results of operations for Reliant Resources, Inc. for periods prior to the distribution are included in discontinued operations in the accompanying consolidated financial statements. On July 21, 2004, the Company entered into a definitive agreement to sell its electric generation subsidiary, Texas Genco Holdings, Inc. The loss on disposal and the results of operations for Texas Genco Holdings, Inc. are presented as discontinued operations for all periods in the accompanying consolidated financial statements.

    As discussed in Note 2(d) to the consolidated financial statements, on January 1, 2002, the Company changed its method of accounting for goodwill and certain intangible assets to conform to Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

    As discussed in Note 2(n) to the consolidated financial statements, on January 1, 2003, the Company recorded asset retirement obligations to conform to Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations."

DELOITTE & TOUCHE LLP

Houston, Texas
March 12, 2004
(December 7, 2004 as to the presentation of Texas Genco Holdings, Inc. as discontinued operations as described in Note 3)

                            CENTERPOINT ENERGY, INC.

                SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF
                    CENTERPOINT ENERGY, INC. (PARENT COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                                  FOR THE PERIOD
                                                                                SEPTEMBER 1, 2002
                                                                                      THROUGH       FOR THE YEAR ENDED
                                                                                 DECEMBER 31, 2002    DECEMBER 31, 2003
                                                                                ------------------  -------------------
                                                                                            (IN THOUSANDS)
Equity Income (Losses) of Subsidiaries........................................      $     (4,907)       $  850,394
Interest Income from Subsidiaries.............................................            29,878            63,266
Loss on Disposal of Subsidiary................................................        (4,371,464)               --
Loss on Indexed Debt Securities...............................................            (7,964)          (96,473)
Operation and Maintenance Expenses............................................            (5,793)          (12,944)
Depreciation and Amortization.................................................            (5,978)          (14,029)
Taxes Other than Income.......................................................            (6,024)           (5,091)
Interest Expense to Subsidiaries..............................................           (31,198)          (93,100)
Interest Expense..............................................................          (188,027)         (393,717)
Income Tax Benefit............................................................            64,916           185,361
                                                                                    ------------        ----------
Net Income (Loss).............................................................      $ (4,526,561)       $  483,667
                                                                                    ============        ==========

  See CenterPoint Energy, Inc. and Subsidiaries Notes to Consolidated Financial
                          Statements in Part II, Item 8

                            CENTERPOINT ENERGY, INC.

                SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF
                    CENTERPOINT ENERGY, INC. (PARENT COMPANY)
                                 BALANCE SHEETS

                                                        DECEMBER 31,     DECEMBER 31,
                                                            2002            2003
                                                        ------------     ------------
                                                               (IN THOUSANDS)
                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents ........................    $    222,511     $     21,617
  Notes receivable -- affiliated companies .........         492,246          201,887
  Accounts receivable -- affiliated companies ......         130,712           89,835
  Other assets .....................................          10,197           13,675
                                                        ------------     ------------
    Total current assets ...........................         855,666          327,014
                                                        ------------     ------------
PROPERTY, PLANT AND EQUIPMENT, NET .................         114,240          111,533
                                                        ------------     ------------
OTHER ASSETS:
  Investment in subsidiaries .......................       8,090,581        8,620,685
  Notes receivable -- affiliated companies .........         984,063          443,090
  Accumulated deferred tax asset ...................         319,675          213,858
  Other assets .....................................         185,719          125,115
                                                        ------------     ------------
    Total other assets .............................       9,580,038        9,402,748
                                                        ------------     ------------
      TOTAL ASSETS .................................    $ 10,549,944     $  9,841,295
                                                        ============     ============

        LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Notes payable -- affiliated companies ............    $     37,292     $      6,018
  Current portion of long-term debt ................         272,422          119,564
  Indexed debt securities derivative ...............         224,881          321,352
  Accounts payable:
    Affiliated companies ...........................          50,948           79,647
    Other ..........................................           8,869           13,362
  Taxes accrued ....................................         609,512          594,476
  Interest accrued .................................          89,206           41,246
  Other ............................................          73,334           32,277
                                                        ------------     ------------
    Total current liabilities ......................       1,366,464        1,207,942
                                                        ------------     ------------
OTHER LIABILITIES:
  Benefit obligations ..............................         622,284          603,845
  Notes payable -- affiliated companies ............       1,679,706        1,677,720
  Other ............................................         365,646          314,366
                                                        ------------     ------------
    Total non-current liabilities ..................       2,667,636        2,595,931
                                                        ------------     ------------
LONG-TERM DEBT .....................................       5,104,474        4,311,394
                                                        ------------     ------------
SHAREHOLDERS' EQUITY:
  Common stock .....................................           3,050            3,063
  Additional paid-in capital .......................       3,046,043        2,868,416
  Retained deficit .................................      (1,062,083)        (700,033)
  Unearned ESOP stock ..............................         (78,049)          (2,842)
  Accumulated other comprehensive loss .............        (497,591)        (442,576)
                                                        ------------     ------------
    Total shareholders' equity .....................       1,411,370        1,726,028
                                                        ------------     ------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ...    $ 10,549,944     $  9,841,295
                                                        ============     ============

  See CenterPoint Energy, Inc. and Subsidiaries Notes to Consolidated Financial
                          Statements in Part II, Item 8

                            CENTERPOINT ENERGY, INC.

                SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF
                    CENTERPOINT ENERGY, INC. (PARENT COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                            FOR THE PERIOD
                                                           SEPTEMBER 1, 2002     FOR THE YEAR
                                                               THROUGH              ENDED
                                                           DECEMBER 31, 2002   DECEMBER 31, 2003
                                                           -----------------   -----------------
                                                                     (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income (loss) ....................................      $ (4,526,561)      $    483,667
  Add: Loss on disposal of subsidiary ..................         4,371,464                 --
                                                              ------------       ------------
  Adjusted income (loss) ...............................          (155,097)           483,667
  Non-cash items included in net income (loss):
    Equity losses (income) of subsidiaries .............             4,907           (850,394)
    Deferred income tax expense (benefit) ..............           (52,117)            65,778
    Depreciation and amortization ......................             5,978             14,029
    Amortization of debt issuance costs ................            32,649            112,046
    Loss on indexed debt securities ....................             7,964             96,473
    Changes in working capital:
      Accounts receivable to affiliates, net ...........            39,540             89,076
      Accounts payable .................................            (1,302)             4,493
      Other current assets .............................            (6,571)            (3,478)
      Other current liabilities ........................          (101,273)           (42,631)
  Common stock dividends received from subsidiaries ....            57,645            121,695
  Other ................................................           (12,681)            72,747
                                                              ------------       ------------
Net cash provided by (used in) operating activities ....          (180,358)           163,501
                                                              ------------       ------------
INVESTING ACTIVITIES:
  Investment in subsidiaries ...........................          (181,654)            32,832
  Short-term notes receivable from affiliates ..........          (178,127)           290,359
  Long-term notes receivable from affiliates ...........         1,067,280            540,973
  Capital expenditures, net ............................            (4,274)            (6,596)
                                                              ------------       ------------
Net cash provided by investing activities ..............           703,225            857,568
                                                              ------------       ------------
FINANCING ACTIVITIES:
  Changes in short-term borrowings .....................           (21,000)                --
  Payments on long-term debt ...........................          (168,558)        (6,727,055)
  Proceeds from long-term debt .........................                --          5,778,242
  Debt issuance costs ..................................           (87,798)          (117,641)
  Common stock dividends paid ..........................           (48,672)          (122,249)
  Short-term notes payable to affiliates ...............            25,177            (31,274)
  Long-term notes payable to affiliates ................               495             (1,986)
                                                              ------------       ------------
Net cash used in financing activities ..................          (300,356)        (1,221,963)
                                                              ------------       ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ...           222,511           (200,894)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD .......                --            222,511
                                                              ------------       ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD .............      $    222,511       $     21,617
                                                              ============       ============

  See CenterPoint Energy, Inc. and Subsidiaries Notes to Consolidated Financial
                          Statements in Part II, Item 8

                            CENTERPOINT ENERGY, INC.

     SCHEDULE I -- NOTES TO CONDENSED FINANCIAL INFORMATION (PARENT COMPANY)

    (1) The condensed parent company financial statements and notes should be read in conjunction with the consolidated financial statements and notes of CenterPoint Energy, Inc. (CenterPoint Energy or the Company) appearing in the Annual Report on Form 10-K. CenterPoint Energy, Inc. is a public utility holding company that became the parent of Reliant Energy, Incorporated (Reliant Energy) and its subsidiaries on August 31, 2002 as part of a corporate restructuring of Reliant Energy (the Restructuring). CenterPoint Energy is a registered public utility holding company under the 1935 Act. Prior to the Restructuring, Reliant Energy was a public utility holding company that was exempt from registration under the 1935 Act. After the Restructuring, an exemption was no longer available for the corporate structure that the Texas Utility Commission required CenterPoint Energy to adopt under the Texas electric restructuring law. CenterPoint Energy did not conduct any activities other than those incident to its formation until September 1, 2002. Accordingly, statements of operations and cash flows would not provide meaningful information and have been omitted for periods prior to September 1, 2002.

    (2) As a registered public utility holding company, CenterPoint Energy and its subsidiaries except Texas Genco Holdings, Inc. (Texas Genco) are subject to a comprehensive regulatory scheme imposed by the Securities and Exchange Commission (SEC) in order to protect customers, investors and the public interest. Although the SEC does not regulate rates and charges under the 1935 Act, it does regulate the structure, financing, lines of business and internal transactions of public utility holding companies and their system companies. In order to obtain financing, acquire additional public utility assets or stock, or engage in other significant transactions, CenterPoint Energy is required to obtain approval from the SEC under the 1935 Act.

    Prior to the Restructuring, CenterPoint Energy and Reliant Energy obtained an order from the SEC that authorized the Restructuring transactions and granted those companies certain authority with respect to system financing, dividends and other matters.

    CenterPoint Energy received an order from the SEC under the 1935 Act on June 30, 2003 and supplemental orders thereafter relating to its financing activities and those of its regulated subsidiaries, as well as other matters. The orders are effective until June 30, 2005. As of December 31, 2003, the orders generally permitted CenterPoint Energy and its regulated subsidiaries to issue securities to refinance indebtedness outstanding at June 30, 2003, and authorized CenterPoint Energy and its regulated subsidiaries to issue certain incremental external debt securities and common and preferred stock through June 30, 2005, without prior authorization from the SEC. Further, the SEC has reserved jurisdiction over the issuance by CenterPoint Energy and its regulated subsidiaries of certain amounts of incremental external debt securities, so that CenterPoint Energy is required to obtain SEC approval prior to issuing those incremental amounts.

    The orders require that if CenterPoint or any of its regulated subsidiaries issues any security that is rated by a nationally recognized statistical rating organization (NRSRO), the security to be issued must obtain an investment grade rating from at least one NRSRO and, as a condition to such issuance, all outstanding rated securities of the issuer and of CenterPoint Energy must be rated investment grade by at least one NRSRO. The orders also contain certain requirements for interest rates, maturities, issuance expenses and use of proceeds. Under the orders, CenterPoint Energy's common equity as a percentage of total capitalization must be at least 30%. The SEC has acknowledged that prior to the monetization of Texas Genco and the securitization of the true-up components, the Company's common equity as a percentage of total capitalization is expected to remain less than 30%. In addition, after the securitization, the Company's common equity as a percentage of total capitalization, including securitized debt, is expected to be less than 30%, which the SEC has permitted for other companies.

    (3) On September 30, 2002, CenterPoint Energy distributed to its shareholders 240 million shares of Reliant Resources common stock, which represented CenterPoint Energy's approximately 83% ownership interest in Reliant Resources, by means of a tax-free spin-off in the form of a dividend. Holders of CenterPoint Energy common stock on the record date received 0.788603 shares of Reliant Resources common stock for each share of CenterPoint Energy stock that they owned on the record date. The total value of the Reliant Resources Distribution, after the impairment charge discussed below, was $847 million.

    As a result of the spin-off of Reliant Resources, CenterPoint Energy recorded a non-cash loss on disposal of discontinued operations of $4.4 billion in 2002. This loss represented the excess of the carrying value of CenterPoint Energy's net investment in Reliant Resources over the market value of Reliant Resources' common stock.

                            CENTERPOINT ENERGY, INC.

CenterPoint Energy's financial statements reflect the reclassifications necessary to present Reliant Resources as discontinued operations for all periods shown. Through the date of the spin-off, Reliant Resources' assets and liabilities are shown in CenterPoint Energy's Consolidated Balance Sheets as current and non-current assets and liabilities of discontinued operations.

     (4) CenterPoint Energy distributed approximately 19% of the 80 million outstanding shares of common stock of Texas Genco to its shareholders on January 6, 2003. As a result of the distribution of Texas Genco common stock, CenterPoint Energy recorded a pre-tax impairment charge of $399 million, which was reflected as a regulatory asset in the Consolidated Balance Sheet as of December 31, 2003. This impairment charge represents the excess of the carrying value of CenterPoint Energy's net investment in Texas Genco over the market value of Texas Genco's common stock. Additionally, in connection with the distribution, CenterPoint Energy recorded minority interest ownership in Texas Genco of $146 million in its Consolidated Balance Sheet in the first quarter of 2003.

      On July 21, 2004, CenterPoint Energy and Texas Genco announced a definitive agreement for Texas Genco LLC (previously known as GC Power Acquisition LLC), a newly formed entity owned in equal parts by affiliates of The Blackstone Group, Hellman & Friedman LLC, Kohlberg Kravis Roberts & Co. L.P. and Texas Pacific Group, to acquire Texas Genco for approximately $3.65 billion in cash. CenterPoint Energy's consolidated financial statements present these operations as discontinued operations in accordance with SFAS No. 144.

    (5) On October 7, 2003, the Company entered into a three-year credit facility composed of a revolving credit facility of $1.4 billion and a $925 million term loan from institutional investors. The facility matures on October 7, 2006 and requires prepayments aggregating $20 million. Borrowings under the revolver ($523 million at December 31, 2003) bear interest based on the London inter-bank offered rate (LIBOR) under a pricing grid tied to the Company's credit ratings. At the Company's current ratings, the interest rate for borrowings under the revolver is LIBOR plus 300 basis points. The interest rate for borrowings under the term loan is LIBOR plus 350 basis points. The Company's Texas Genco stock is pledged to the lenders under the facility and the Company has agreed to limit the dividend paid on its common stock to $0.10 per share per quarter. The facility provides that until such time as the facility has been reduced to $750 million, 100% of the net cash proceeds from any securitizations relating to the recovery of the true-up components, after making any payments required under CenterPoint Energy Houston Electric, LLC's $1.3 billion term loan, and the net cash proceeds of any sales of the common stock of Texas Genco owned by the Company or of material portions of Texas Genco's assets shall be applied to repay loans under the facility and reduce that facility. Any money raised in other future capital markets offerings and in the sale of other significant assets is not required to be used to pay down the facility. The facility requires the Company not to fall below a minimum interest coverage ratio and not to exceed a maximum leverage ratio. The facility refinanced and replaced a prior bank facility that, as of September 30, 2003, consisted of an $856 million term loan and a $1.5 billion revolver. In connection with entering into the new facility, the Company paid up-front fees of approximately $16 million and avoided a payment of $18 million which would have been due under the prior facility on October 9, 2003. Additionally, in October 2003, the Company expensed $21 million of unamortized loan costs associated with the prior facility.

    On April 9, 2003, the Company remarketed $175 million aggregate principal amount of pollution control bonds that it had owned since the fourth quarter of 2002. Remarketed bonds maturing in 2029 have a principal amount of $75 million and an interest rate of 8%. Remarketed bonds maturing in 2018 have a principal amount of $100 million and an interest rate of 7.75%. Proceeds from the remarketing were used to repay bank debt. At December 31, 2002, the $175 million of bonds owned by the Company were not reflected as outstanding debt in the Company's Consolidated Balance Sheets.

    On May 19, 2003, the Company issued $575 million aggregate principal amount of convertible senior notes due May 15, 2023 with an interest rate of 3.75%. Holders may convert each of their notes into shares of CenterPoint Energy common stock, initially at a conversion rate of 86.3558 shares of common stock per $1,000 principal amount of notes at any time prior to maturity, under the following circumstances: (1) if the last reported sale price of CenterPoint Energy common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous calendar quarter is greater than or equal to 120% or, following May 15, 2008, 110% of the conversion price per share of CenterPoint Energy common stock on such last trading day, (2) if the notes have been called for redemption, (3) during any period in which the credit ratings assigned to the notes

                            CENTERPOINT ENERGY, INC.

by both Moody's Investors Service, Inc. (Moody's) and Standard & Poor's Ratings Services (S&P), a division of The McGraw-Hill Companies, are lower than Ba2 and BB, respectively, or the notes are no longer rated by at least one of these ratings services or their successors, or (4) upon the occurrence of specified corporate transactions, including the distribution to all holders of CenterPoint Energy common stock of certain rights entitling them to purchase shares of CenterPoint Energy common stock at less than the last reported sale price of a share of CenterPoint Energy common stock on the trading day prior to the declaration date of the distribution or the distribution to all holders of CenterPoint Energy common stock of the Company's assets, debt securities or certain rights to purchase the Company's securities, which distribution has a per share value exceeding 15% of the last reported sale price of a share of CenterPoint Energy common stock on the trading day immediately preceding the declaration date for such distribution. The convertible senior notes also have a contingent interest feature requiring contingent interest to be paid to holders of notes commencing on or after May 15, 2008, in the event that the average trading price of a note for the applicable five trading day period equals or exceeds 120% of the principal amount of the note as of the day immediately preceding the first day of the applicable six-month interest period. For any six-month period, contingent interest will be equal to 0.25% of the average trading price of the note for the applicable five-trading-day period. Proceeds from the issuance of the convertible senior notes were used for term loan repayments and to repay revolver borrowings under the Company's prior facility in the amount of $557 million and $0.75 million, respectively.

    On May 27, 2003, the Company issued $400 million aggregate principal amount of senior notes composed of $200 million principal amount of 5-year notes with an interest rate of 5.875% and $200 million principal amount of 12-year notes with an interest rate of 6.85%. Proceeds in the amount of $397 million were used for repayments of the term loan under the Company's prior facility.

    In July 2003, the Company remarketed two series of insurance-backed pollution control bonds aggregating $151 million, reducing the interest rate from 5.8% to 4%. Of the total amount of bonds remarketed, $92 million mature on August 1, 2015 and $59 million mature on October 15, 2015.

    On September 9, 2003, the Company issued $200 million aggregate principal amount of 7.25% senior notes due September 1, 2010. Proceeds in the amount of approximately $198 million were used to repay a portion of the term loan under the Company's prior facility. As a result of the term loan repayments made from the proceeds of the September 9, 2003 debt issuance, in September 2003, the Company expensed $12.2 million of unamortized loan costs that were associated with the term loan under the Company's prior facility.

    On December 17, 2003, the Company issued $255 million aggregate principal amount of convertible senior notes due January 15, 2024 with an interest rate of 2.875%. Holders may convert each of their notes into shares of CenterPoint Energy common stock, initially at a conversion rate of 78.064 shares of common stock per $1,000 principal amount of notes at any time prior to maturity, under the following circumstances: (1) if the last reported sale price of CenterPoint Energy common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous calendar quarter is greater than or equal to 120% of the conversion price per share of CenterPoint Energy common stock on such last trading day, (2) if the notes have been called for redemption, (3) during any period in which the credit ratings assigned to the notes by both Moody's and S&P are lower than Ba2 and BB, respectively, or the notes are no longer rated by at least one of these ratings services or their successors, or (4) upon the occurrence of specified corporate transactions, including the distribution to all holders of CenterPoint Energy common stock of certain rights entitling them to purchase shares of CenterPoint Energy common stock at less than the last reported sale price of a share of CenterPoint Energy common stock on the trading day prior to the declaration date of the distribution or the distribution to all holders of CenterPoint Energy common stock of the Company's assets, debt securities or certain rights to purchase the Company's securities, which distribution has a per share value exceeding 15% of the last reported sale price of a share of CenterPoint Energy common stock on the trading day immediately preceding the declaration date for such distribution. CenterPoint Energy may elect to satisfy part or all of its conversion obligation by delivering cash in lieu of shares of CenterPoint Energy common stock. The convertible senior notes also have a contingent interest feature requiring contingent interest to be paid to holders of notes commencing on or after January 15, 2007, in the event that the average trading price of a note for the applicable five-trading-day period equals or exceeds 120% of the principal amount of the note as of the day immediately preceding the first day of the applicable six-month interest period. For any six-month period, contingent interest will be equal to 0.25% of the average trading price of the note for the

                            CENTERPOINT ENERGY, INC.

applicable five-trading-day period. Proceeds from the issuance of the convertible senior notes were used to redeem, in January 2004, $250 million liquidation amount of the 8.125% trust preferred securities issued by HL&P Capital Trust I. Pending such use, the net proceeds were used to repay a portion of the outstanding borrowings under the Company's revolving credit facility.

                            CENTERPOINT ENERGY, INC.

                  SCHEDULE II -- QUALIFYING VALUATION ACCOUNTS
                   FOR THE THREE YEARS ENDED DECEMBER 31, 2003

COLUMN A                                          COLUMN B    COLUMN C    COLUMN D     COLUMN E
---------                                        ----------  ----------  ----------   ----------
                                                             ADDITIONS
                                                 BALANCE AT  ----------  DEDUCTIONS   BALANCE AT
                                                 BEGINNING    CHARGED       FROM        END OF
DESCRIPTION                                      OF PERIOD   TO INCOME   RESERVES(1)    PERIOD
-----------                                      ----------  ----------  ----------   ----------
                                                                (IN THOUSANDS)
Year Ended December 31, 2003:
  Accumulated provisions:
    Uncollectible accounts receivable ........    $ 24,294    $ 24,037     $ 17,531    $ 30,800
    Deferred tax asset valuation allowance ...      82,929      (9,681)          --      73,248
Year Ended December 31, 2002:
  Accumulated provisions:
    Uncollectible accounts receivable ........    $ 46,047    $ 25,883     $ 47,636    $ 24,294
    Deferred tax asset valuation allowance ...      15,439      67,490           --      82,929
Year Ended December 31, 2001:
  Accumulated provisions:
    Uncollectible accounts receivable ........    $ 37,521    $ 58,745     $ 50,219    $ 46,047
    Deferred tax asset valuation allowance ...      47,677     (32,238)          --      15,439

------------
(1) Deductions from reserves represent losses or expenses for which the respective reserves were created. In the case of the uncollectible accounts reserve, such deductions are net of recoveries of amounts previously written off.